PROSPECTUS

                                HVIDE MARINE INCORPORATED


                                  OFFER TO EXCHANGE ITS
                              83/8% SENIOR NOTES DUE 2008,
                            WHICH HAVE BEEN REGISTERED UNDER
                         THE SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ANY AND ALL OF ITS OUTSTANDING
                               83/8% SENIOR NOTES DUE 2008



            THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                           ON APRIL 30, 1998 UNLESS EXTENDED


         Hvide Marine Incorporated, a Florida corporation (the "Company" or "Hvide"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal") to exchange ( the "Exchange Offer") its 83/8% Senior Notes Due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of its 83/8% Senior Notes Due 2008 (the "Old Notes"), of which an aggregate of $300,000,000 in principal amount is outstanding as of the date hereof. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes are registered under the Securities Act, and therefore will not bear any legends restricting their transfer and (ii) holders of the New Notes, other than certain broker-dealers, are not entitled to the rights of holders of Transfer Restricted Securities (as defined herein) under the Registration Rights Agreement (as defined herein). The New Notes evidence the same indebtedness as the Old Notes and have been issued pursuant to, and are entitled to the benefits of, the Indenture (as defined herein) governing the Old Notes. The New Notes and the Old Notes are collectively referred to herein as the "Notes" or the "Senior Notes." See "The Exchange Offer" and "Description of the Notes."

                                                  (continued on next page)



        SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN

              FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE
                   EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES
                                  OFFERED HEREBY.


           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.




                  The date of this Prospectus is March 27, 1998.

         Interest on the New Notes will accrue from February 19, 1998, the date of issuance of the Old Notes, and will be payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing August 15, 1998. The Notes will mature on February 15, 2008.

         On or after February 15, 2003, Hvide may redeem the Notes, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. Notwithstanding the foregoing, at any time prior to February 15, 2001, Hvide may redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of one or more Public Equity Offerings (as defined herein) at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after such redemption. See "Description of the Notes--Optional Redemption." Upon a Change of Control, each holder of Notes will have the right to require Hvide to repurchase all or a portion of such holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes--Change of Control."

         The Notes are senior unsecured obligations of Hvide and rank pari passu in right of payment with all Indebtedness (as defined herein) and other liabilities of Hvide that are not subordinated by their terms to other Indebtedness of Hvide and senior in right of payment to all Indebtedness of Hvide that by its terms is so subordinated. The Notes are effectively subordinated to all existing and future secured Indebtedness of Hvide to the extent of the value of the assets securing such Indebtedness and are structurally subordinated to all existing and future Indebtedness, if any, and other liabilities of Hvide's Subsidiaries that are not Guarantors (as defined herein). As of September 30, 1997, on a pro forma basis, after giving effect to the issuance of the Old Notes and the application of the proceeds therefrom and the Recent Acquisitions (as defined herein), Hvide and its subsidiaries would have had outstanding $195.8 million of secured Indebtedness and $343.7 million of unsecured senior Indebtedness and other liabilities. The Indenture permits Hvide and its subsidiaries to incur additional Indebtedness, including additional secured Indebtedness of up to $175.0 million under the revolving credit portion of its Credit Facility (as defined herein), subject to certain limitations. See "Risk Factors--Holding company Structure; Effective Subordination of the Notes" and "Description of the Notes--Certain Covenants--Limitation on Indebtedness." The Notes are jointly and severally guaranteed by the Company's present principal operating subsidiaries and any future Significant Subsidiaries (as defined herein).


     The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on April 30, 1998, unless extended (as so extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange; however, the Exchange Offer is subject to certain customary conditions. Old Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof. See "The Exchange Offer."


         The Old Notes were sold by the Company on February 19, 1998 to Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co., Incorporated, BancBoston Securities, Inc., and Citicorp Securities, Inc. (collectively, the "Initial Purchasers") in a private transaction not subject to the registration requirements of the Securities Act (the "Original Offering"). The Old Notes were thereupon offered and sold by the Initial Purchasers only to
(a) persons they reasonably believed to be qualified institutional buyers ("QIBs") in reliance on Rule 144A under the Securities Act and (b) to certain eligible persons in "offshore transactions" pursuant to Regulation S under the Securities Act, each of which agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be offered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes have been registered under the Securities Act and are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement entered into with the Initial Purchasers in connection with the offering of the Old Notes. See "The Exchange Offer" and "Description of the Notes--Exchange Offer; Registration Rights."

         Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to unrelated parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus-delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of such holder's business, (ii) such holder is not engaging in and does not intend to engage in a distribution of the New Notes, and (iii) such holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such staff interpretations and, in the absence of an exemption therefrom, must comply with the registration and prospectus-delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with any of the foregoing conditions may result in a holder incurring liabilities under the Securities Act for which such holder is not indemnified by the Company. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that all of the foregoing conditions, if applicable, have been met. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, if such Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes if such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed, for a period of one year after the date of this Prospectus, to make this Prospectus available to any broker-dealer for use in connection with any such resale.

         Prior to this Exchange Offer, there has been no public market for the Notes. If such market were to develop, the Notes could trade at prices that may be higher or lower than their principal amount. The Old Notes are eligible for trading in the National Association of Securities Dealer's Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market. The Company does not intend to apply for listing of the New Notes on any securities exchange or stock market. Although the Initial Purchasers have advised the Company that one or more of them may act as market makers for the New Notes, they are not obligated so to act and they may discontinue any market-making activities at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. See "Risk Factors--Absence of Public Market for the New Notes."

          Neither the Company nor the Guarantors will receive any proceeds from this Exchange Offer. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being used in connection with this Exchange Offer.

         No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made, such information or representations must not be relied upon as having been authorized by the Company, the underwriters, or any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to who it is unlawful to make such offer or solicitation.



                              TABLE OF CONTENTS


Available Information..........................................    6


Incorporation of Certain Documents by Reference................    6


Summary........................................................    8


Risk Factors...................................................   15


Use of Proceeds................................................   23


Capitalization.................................................   24


Selected Historical Consolidated Financial Data................   25


The Exchange Offer.............................................   29


Description of the Notes.......................................   39


Plan of Distribution...........................................   75


Legal Matters..................................................   76


Experts........................................................   76

                              AVAILABLE INFORMATION

         The Company has filed with the Commission a Registration Statement on Form S-4 pursuant to the Securities Act (the "Exchange Offer Registration Statement"), with respect to the New Notes offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement, or other document are summaries of the material terms of such contract, agreement, or document. With respect to each such contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith files periodic reports and proxy and other information statements with the Commission. All reports, proxy and information statements, and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements regarding registrants, such as the Company, that file electronically with the Commission. The Company's Common Stock is traded on the Nasdaq National Market and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's (i) Annual Report on Form 10-K for the year ended December 31, 1996, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, (iii) Current Report on Form 8-K dated June 9, 1997 and the amendment thereto dated June 26, 1997, (iv) Current Report on Form 8-K dated February 25, 1998, (v) the combined statements of assets to be sold of Care Offshore, Inc. as of December 31, 1995 and 1996 and as of September 30, 1997 (unaudited), and the combined statements of vessel operations for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997 (unaudited), filed with the Commission on December 11, 1997 as part of the Company's Registration Statement on Form S-3, Registration No. 333-42039, and (vi) the consolidated financial statements of Bay Transportation Corporation as of December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997, filed with the Commission on December 11, 1997 as part of the Company's Registration Statement on Form S-3, Registration No. 333-42039, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated in and made a part of this Prospectus.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents which have been or may be incorporated by reference in this Prospectus, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of any such document should be directed to Investor Relations, Hvide Marine Incorporated, 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316, telephone number (954) 523-2200.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Prospectus or incorporated by reference herein and does not purport to be complete. Reference is made to, and this Summary is qualified in its entirety by and should be read in conjunction with, the more detailed information contained elsewhere herein or incorporated by reference herein. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Prospectus or in the Indenture.

                                  The Company

         Hvide (pronounced "vee-dah") is one of the world's leading providers of marine support and transportation services, serving primarily the energy and chemical industries. The Company has been an active consolidator in each of the markets in which it operates, increasing its vessel fleet from 23 vessels in 1993 to 267 vessels currently. As a result, the Company is the third largest operator of offshore energy support vessels in the U.S. Gulf of Mexico, the largest operator of such vessels in the Arabian Gulf, and a leading operator of energy support vessels offshore West Africa and Southeast Asia. In addition, the Company is the sole provider of commercial tug services at Port Everglades, Tampa, and Port Canaveral, Florida, and a leading provider of such services in Mobile, Alabama, Lake Charles, Louisiana, and Port Arthur, Texas. The Company is also the leading transporter of specialty chemicals in the U.S. domestic trade, with 47% of the capacity, and also transports petroleum products in the domestic trade.

         Beginning with the May 1997 acquisition of a 35-vessel fleet of offshore energy support vessels operating in the Arabian Gulf, the Company has recently substantially expanded its offshore energy support operations into several international markets and increased its deepwater capability. Since the May 1997 acquisition, the Company has completed five substantial acquisitions (the "Recent Acquisitions") that have further expanded its offshore energy support fleet internationally and also increased its domestic offshore and harbor towing and petroleum product transportation operations. These have consisted of (i) the October 1997 acquisition of 30 offshore energy support vessels operating primarily in the Arabian Gulf for $36.0 million, (ii) the December 1997 acquisition of 14 offshore energy support vessels operating primarily in the Arabian Gulf for $20.5 million, (iii) the February 1998 acquisition of 37 offshore energy support vessels operating primarily offshore West Africa and Southeast Asia for $289.7 million, (iv) the October 1997 acquisition for $57.6 million of a company operating 14 tugs that expanded the Company's harbor towing operations to the port of Tampa, Florida, and (v) the March 1998 acquisition for $31.4 million of two petroleum product carriers and seven harbor tugs.



                     The Original Offering and Use of Proceeds

         The Old Notes were sold by the Company on February 19, 1998 to the Initial Purchasers and were thereupon offered and sold by the Initial Purchasers only to qualified buyers pursuant to Rule 144A and Regulation S under the Securities Act. The net proceeds from the sale of the Old Notes, after deducting discounts and commissions and estimated offering expenses, were approximately $291.7 million, of which $141.7 million was used to repay outstanding indebtedness under the Company's $300.0 million term loan, $125.0 million was used to repay outstanding indebtedness under the Company's $175.0 million revolving line of credit, and the balance is being used for general corporate purposes, primarily vessel acquisitions.

                                The Exchange Offer

         The Exchange Offer relates to the exchange of up to $300.0 million aggregate principal amount of New Notes for up to $300.0 million aggregate principal amount of the Old Notes. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes are registered under the Securities Act and therefore will not bear any legends restricting their transfer and (ii) holders of the New Notes, other than certain broker-dealers, will not be entitled to the rights of holders of Transfer Restricted Securities under the Registration Rights Agreement. The New Notes evidence the same indebtedness as the Old Notes and are entitled to the benefits of the Indenture governing the Old Notes. See "Description of the Notes."

The Exchange  Offer..............Pursuant  to the  Exchange  Offer,  $1,000
                                        principal  amount of New  Notes  will be
                                        exchanged  for  each  $1,000   principal
                                        amount  of Old  Notes  that are  validly
                                        tendered  and not  withdrawn.  As of the
                                        date  hereof,   Old  Notes  representing
                                        $300.0   million   aggregate   principal
                                        amount are outstanding.

Resales..........................Based on  interpretations  by the staff of the  Commission  set forth in no- action
                                        letters issued to unrelated parties, the
                                        Company  believes  that  the  New  Notes
                                        issued pursuant to the Exchange Offer in
                                        exchange  for Old Notes  may be  offered
                                        for   resale,   resold   and   otherwise
                                        transferred by any holder thereof (other
                                        than broker-dealers, as set forth below,
                                        and   any   such   holder   that  is  an
                                        "affiliate"  of the  Company  within the
                                        meaning of Rule 405 under the Securities
                                        Act)   without   compliance   with   the
                                        registration   and   prospectus-delivery
                                        provisions   of  the   Securities   Act,
                                        provided  that  (i)  the New  Notes  are
                                        acquired in the ordinary  course of such
                                        holder's  business,  (ii) such holder is
                                        not  engaging  in and does not intend to
                                        engage  in a  distribution  of  the  New
                                        Notes,  and (iii) such  holder  does not
                                        have  an  arrangement  or  understanding
                                        with any  person to  participate  in the
                                        distribution  of  the  New  Notes.   Any
                                        holder who tenders in the Exchange Offer
                                        with the  intention to  participate,  or
                                        for the purpose of  participating,  in a
                                        distribution  of the New Notes or who is
                                        an affiliate of the Company may not rely
                                        upon such staff  interpretations and, in
                                        the absence of an  exemption  therefrom,
                                        must  comply with the  registration  and
                                        prospectus-delivery  requirements of the
                                        Securities  Act in  connection  with any
                                        secondary resale transaction. Failure to
                                        comply   with   any  of  the   foregoing
                                        conditions   may   result  in  a  holder
                                        incurring    liabilities    under    the
                                        Securities  Act for which such holder is
                                        not indemnified by the Company.  Holders
                                        of  Old  Notes  wishing  to  accept  the
                                        Exchange  Offer  must  represent  to the
                                        Company  in the  Letter  of  Transmittal
                                        that all of the foregoing conditions, if
                                        applicable,    have   been   met.   Each
                                        broker-dealer  that  receives  New Notes
                                        for its own account in exchange  for Old
                                        Notes,  if such Old Notes were  acquired
                                        by the  broker-dealer as a result of its
                                        market-making    activities   or   other
                                        trading  activities,   must  acknowledge
                                        that it will  deliver  a  prospectus  in
                                        connection  with any  resale of such New
                                        Notes. The Letter of Transmittal  states
                                        that   by  so   acknowledging   and   by
                                        delivering a prospectus, a broker-dealer
                                        will not be deemed  to admit  that it is
                                        an  "underwriter"  within the meaning of
                                        the Securities Act. This Prospectus,  as
                                        it may be amended or  supplemented  from
                                        time to time,
                                     may  be   used   by  a   broker-dealer   in
                                     connection   with   resales  of  New  Notes
                                     received in exchange  for Old Notes if such
                                     Old   Notes   were    acquired    by   such
                                     broker-dealer  as a result of market-making
                                     activities or other trading activities. The
                                     Company  has  agreed,  for a period  of one
                                     year after the date of this Prospectus,  to
                                     make  this  Prospectus   available  to  any
                                     broker-dealer  for use in  connection  with
                                     any such resale.  The Exchange Offer is not
                                     being made to, nor will the Company  accept
                                     surrenders  for exchange  from,  holders of
                                     Old Notes in any jurisdiction in which this
                                     Exchange  Offer or the  acceptance  thereof
                                     would  not  be  in   compliance   with  the
                                     securities   or  blue   sky  laws  of  such
                                     jurisdiction.


Expiration Date..................     The  Exchange  Offer  will  expire at 5:00
                                        p.m.,  New York  City  time,  on April
                                        30, 1998, unless extended, in which
                                        case, the term "Expiration Date" shall
                                        mean the latest date and time to which
                                        the  Exchange Offer is extended.  See
                                        "The  Exchange Offer--Terms of the
                                        Exchange Offer--Expiration Date;
                                        Extension; Amendments."


Conditions to the
   Exchange Offer................     The Exchange Offer is subject to customary
                                        conditions,  certain  of  which  may  be
                                        waived by the Company. See "The Exchange
                                        Offer--Terms     of     the     Exchange
                                        Offer--Conditions    to   the   Exchange
                                        Offer."  The   Exchange   Offer  is  not
                                        conditioned upon any minimum principal amount of Old Notes being tendered.

Procedures for Tendering
   Old Notes.....................     Each holder of Old Notes wishing to accept
                                        the Exchange Offer must complete,  sign,
                                        and date the Letter of Transmittal, or a
                                        facsimile  thereof,  in accordance  with
                                        the  instructions  contained  herein and
                                        therein,  and mail or otherwise  deliver
                                        the   Letter   of   Transmittal,   or  a
                                        facsimile,  together  with the Old Notes
                                        and any other required documentation, to
                                        the Exchange  Agent (as defined  herein)
                                        at the address  set forth  herein and in
                                        the  Letter  of   Transmittal.   Persons
                                        holding Old Notes through the Depository
                                        Trust  Company  ("DTC")  and  wishing to
                                        accept  the  Exchange  Offer  must do so
                                        pursuant   to  DTC's  ATOP  (as  defined
                                        herein),   by   which   each   tendering
                                        Participant  will  agree  to be bound by
                                        the Letter of Transmittal.  By executing
                                        or agreeing to be bound by the Letter of
                                        Transmittal,  each holder will represent
                                        to the Company that, among other things,
                                        (i) the New Notes  acquired  pursuant to
                                        the Exchange Offer are being acquired in
                                        the  ordinary  course  of such  holder's
                                        business,   (ii)  such   holder  is  not
                                        engaging  and does not  intend to engage
                                        in a  distribution  of such  New  Notes,
                                        (iii)  such  holder  does  not  have  an
                                        arrangement  or  understanding  with any
                                        person    to    participate    in    the
                                        distribution of such New Notes, and (iv) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.

Special Procedures for
  Beneficial  Owners................  Any  beneficial  owner whose Old Notes are
                                        registered    in   the    name    of   a
                                        broker-dealer,  commercial  bank,  trust
                                        company, or other nominee and who wishes
                                        to tender  such Old Notes in response to
                                        the Exchange  Offer should  contact such
                                        registered  holder promptly and instruct
                                        such registered holder to tender on such
                                        beneficial   owner's  behalf.   If  such
                                        beneficial owner wishes to tender on its
                                        own behalf,  such owner  must,  prior to
                                        completing  and  executing the Letter of
                                        Transmittal   and   delivering  its  Old
                                        Notes,     either    make    appropriate
                                        arrangements  to register  ownership  of
                                        the Old Notes in such beneficial owner's
                                        name or obtain a properly completed bond
                                        power from the  registered  holder.  The
                                        transfer  of  registered  ownership  may
                                        take considerable time, however, and may
                                        not be able to be completed prior to the
                                        Expiration   Date.   See  "The  Exchange
                                        Offer--Terms     of     the     Exchange
                                        Offer--Procedures   for   Tendering  Old
                                        Notes." Guaranteed  Delivery  Procedures
                                        Holders  of Old Notes who wish to tender
                                        their  Old Notes and whose Old Notes are
                                        not immediately available, or who cannot
                                        deliver  their Old Notes,  the Letter of
                                        Transmittal   or  any  other   documents
                                        required  by the Letter of  Transmittal,
                                        to  the  Exchange  Agent  prior  to  the
                                        Expiration  Date,  must tender their Old
                                        Notes       according       to       the
                                        guaranteed-delivery procedures set forth
                                        in  "The  Exchange  Offer--Terms  of the
                                        Exchange    Offer--Guaranteed   Delivery
                                        Procedures."

Withdrawal.........................  The tender  of Old Notes  pursuant  to the
                                        Exchange  Offer may be  withdrawn at any
                                        time prior to 5:00  p.m.,  New York City
                                        time, on the  Expiration  Date.  Any Old
                                        Notes not  accepted for exchange for any
                                        reason will be returned  without expense
                                        to the  tendering  holder as promptly as
                                        practicable   after  the  expiration  or
                                        termination of the Exchange  Offer.  See
                                        "The   Exchange   Offer--Terms   of  the
                                        Exchange Offer--Withdrawal Rights."

Acceptance of Old Notes
         and Delivery of
         New Notes..................  Subject   to   certain    conditions   (as
                                        described  more  fully in "The  Exchange
                                        Offer--Terms     of     the     Exchange
                                        Offer--Conditions    to   the   Exchange
                                        Offer"),  the  Company  will  accept for
                                        exchange  any and all Old Notes that are
                                        properly  tendered  in  response  to the
                                        Exchange  Offer prior to 5:00 p.m.,  New
                                        York City time, on the Expiration  Date.
                                        The New  Notes  issued  pursuant  to the
                                        Exchange   Offer   will   be   delivered
                                        promptly  following the Expiration Date.
                                        See "The  Exchange  Offer--Terms  of the
                                        Exchange Offer."



Interest on the New Notes
  and the Old Notes................. Interest on each New Note will accrue from the date of issuance of the Old Note for which the New Note is exchanged.

Exchange Agent..................... The  Bank  of  New  York  is   serving  as
                                        Exchange  Agent in  connection  with the
                                        Exchange Offer.  The address,  telephone
                                        number  and  facsimile   number  of  the
                                        Exchange  Agent  are set  forth  in "The
                                        Exchange Offer--Exchange Agent."

Effect of Not Tendering............ Old Notes  that are not  tendered  or that are  tendered  but not  accepted,  will,
                                        following the completion of the Exchange
                                        Offer,  continue  to be  subject  to the
                                        existing    restrictions    upon   their
                                        transfer.   The  Company  will  have  no
                                        further   obligation   (other   than  to
                                        certain  broker-dealers  as described in
                                        "Description   of  the   Notes--Exchange
                                        Offer; Registration Rights" with respect to the Shelf Registration Statement (as defined herein)) to provide for the registration of such Old Notes under the Securities Act.

                             Terms of the Notes

Securities Offered................. $300.0 million aggregate principal amount of 83/8% Senior Notes due 2008.

Maturity..........................  February 15, 2008.

Interest Payment Dates............  Interest   on   the   Notes   is   payable
                                        semi-annually in cash in arrears on February 15 and August 15 of each year, commencing August 15, 1998.

Ranking...........................    The Notes are senior unsecured obligations
                                        of Hvide and rank pari passu in right of
                                        payment with all  Indebtedness and other
                                        liabilities   of  Hvide   that  are  not
                                        subordinated  by  their  terms  to other
                                        Indebtedness  of  Hvide  and  senior  in
                                        right of payment to all  Indebtedness of
                                        Hvide   that   by   its   terms   is  so
                                        subordinated.  The Notes are effectively
                                        subordinated  to all existing and future
                                        secured  Indebtedness  of  Hvide  to the
                                        extent  of  the  value  of  the   assets
                                        securing  such   Indebtedness   and  are
                                        structurally    subordinated    to   all
                                        existing  and  future  Indebtedness,  if
                                        any,  and  other   liabilities   of  its
                                        Subsidiaries that are not Guarantors. As
                                        of September  30,  1997,  on a pro forma
                                        basis,   after  giving   effect  to  the
                                        Original Offering and the application of
                                        the  proceeds  therefrom  and the Recent
                                        Acquisitions, Hvide and its subsidiaries
                                        would   have  had   outstanding   $195.8
                                        million  of  secured   Indebtedness  and
                                        $343.7   million  of  unsecured   senior
                                        Indebtedness and other liabilities.  The
                                        Indenture    permits   Hvide   and   its
                                        subsidiaries    to   incur    additional
                                        Indebtedness,    including    additional
                                        secured  Indebtedness  under the  $175.0
                                        million    revolving   credit   facility
                                        portion  of its  $325.0  million  Credit
                                        Facility,     subject     to     certain
                                        limitations.

Guarantees..........................  The Notes are unconditionally  guaranteed, on a joint and several basis, subsidiary
                                        that  guarantees  any   Indebtedness  of
                                        Hvide  or the  other  guarantors  of the
                                        Notes.  The  Guarantees  may be released
                                        under   certain    circumstances.    The
                                        Guarantees    are    senior    unsecured
                                        obligations of each respective Guarantor and rank pari passu in right of payment with all other

                                      Indebtedness   and   liabilities  of  such
                                        Guarantor that are not  subordinated  by
                                        their  terms  to other  Indebtedness  of
                                        such   Guarantor.   A  Guarantee   of  a
                                        Guarantor is effectively subordinated to
                                        secured  Indebtedness of such Guarantor.
                                        In addition,  Hvide's  obligations under
                                        the Notes are  effectively  subordinated
                                        to   existing   and  future   claims  of
                                        creditors  (other  than  Hvide  and  the
                                        Guarantors)   of  Hvide's   subsidiaries
                                        other  than the  Guarantors.  Claims  of
                                        creditors  (other  than  Hvide  and  the
                                        Guarantors)   of   such    subsidiaries,
                                        including    trade    creditors,    tort
                                        claimants,   secured  creditors,  taxing
                                        authorities,   and   creditors   holding
                                        guarantees, generally will have priority
                                        as to assets of such  subsidiaries  over
                                        the claims and equity  interest of Hvide
                                        and thereby,  indirectly, the holders of
                                        Indebtedness  of  Hvide,  including  the
                                        Notes    and   the    Guarantees.    See
                                        "Description of the Notes--Guarantees of
                                        Notes."

Optional Redemption................   On or after February 15,  2003,  Hvide may
                                        redeem the  Notes,  in whole or in part,
                                        at  the  redemption   prices  set  forth
                                        herein, plus accrued and unpaid interest
                                        to    the     date    of     redemption.
                                        Notwithstanding  the  foregoing,  at any
                                        time prior to February 15,  2001,  Hvide
                                        may  redeem  up to 35%  of the  original
                                        aggregate  principal amount of the Notes
                                        with  the  net  proceeds  of one or more
                                        Public Equity  Offerings at a redemption
                                        price equal to 108.375% of the principal
                                        amount thereof,  plus accrued and unpaid
                                        interest  to  the  date  of  redemption;
                                        provided   that  at  least  65%  of  the
                                        original  aggregate  principal amount of
                                        the    Notes     remains     outstanding
                                        immediately  after such redemption.  See
                                        "Description   of  the   Notes--Optional
                                        Redemption."

Change of Control..................  Upon a Change of  Control,  each holder of
                                        Notes  will  have the  right to  require
                                        Hvide to repurchase  all or a portion of
                                        such holder's  Notes at a purchase price
                                        equal  to 101% of the  principal  amount
                                        thereof plus accrued and unpaid interest
                                        to   the   date   of   repurchase.   See
                                        "Description  of  the  Notes--Change  of
                                        Control."

Certain Covenants..................   The Indenture  contains certain  covenants
                                        that,  among  other  things,  limit  the
                                        ability  of Hvide  and its  Subsidiaries
                                        to:  (i) incur  additional  Indebtedness
                                        and  issue  Preferred  Stock;  (ii)  pay
                                        dividends   or  make  other   Restricted
                                        Payments, including certain Investments;
                                        (iii)  consummate  certain  Asset Sales;
                                        (iv)  enter  into  certain  transactions
                                        with Affiliates; (v) enter into Sale and
                                        Lease-Back   Transactions;   (vi)  incur
                                        liens;  (vii) merge or consolidate  with
                                        any other Person;  (viii) sell,  assign,
                                        transfer,  lease,  convey,  or otherwise
                                        dispose of all or  substantially  all of
                                        the    assets    of   Hvide    and   its
                                        Subsidiaries,  taken as a whole; or (ix)
                                        engage in lines of  business  other than
                                        the  Related  Business.   Under  certain
                                        circumstances, Hvide is required to make
                                        an  offer to  purchase  Notes at a price
                                        equal  to 100% of the  principal  amount
                                        thereof,   plus   accrued   and   unpaid
                                        interest to the date of  purchase,  with
                                        the proceeds  from certain  Asset Sales.
                                        In  addition,   the  Indenture   imposes
                                        restrictions   on  the  ability  of  the
                                        Subsidiaries  to issue  guarantees or to
                                        create  restrictions on their ability to
                                        make   distributions  on  their  capital
                                        stock or make  loans  to  Hvide  and its
                                        Subsidiaries. These covenants are
                                      subject  to   important   exceptions   and
                                        qualifications.  See "Description of the
                                        Notes--Certain Covenants."



Exchange Offer;
Registration Rights.................  Pursuant   to  the   Registration   Rights
                                        Agreement  among Hvide,  the Guarantors,
                                        and  the   Initial   Purchasers,   under
                                        certain   circumstances  Hvide  and  the
                                        Guarantors  will be required to file and
                                        use their best  efforts to cause a shelf
                                        registration  statement  to  become  and
                                        remain effective to effect the resale of
                                        the  Notes.   See  "Description  of  the
                                        Notes--Exchange   Offer;    Registration
                                        Rights."

For further information regarding the Notes, see "Description of the Notes."

                                RISK FACTORS

         In addition to the other information set forth elsewhere in this Prospectus or incorporated by reference herein, the following factors relating to the Company and this Exchange Offer should be considered by prospective investors when evaluating any investment in the New Notes offered hereby.

Holding Company Structure; Effective Subordination of the Notes

         Hvide is a holding company that conducts substantially all of its operations through its U.S. and foreign subsidiaries, and substantially all of its assets consist of equity in such subsidiaries. Accordingly, the Company is and will be dependent on its ability to obtain funds from its subsidiaries to service its indebtedness, including the Notes.

         The Company's bank credit facility (the "Credit Facility") provides for a $175.0 million revolving line of credit and a $150.0 million term loan. Borrowings under the Credit Facility are initially secured by a portion of the assets of the Company, primarily vessels, having an appraised market value of approximately $400.0 million, whereas the Notes are not secured by any assets of the Company. See "Description of the Notes." Accordingly, claims of the lenders under the Credit Facility, and other secured debt of the Company with respect to the assets constituting collateral for any indebtedness thereunder and the assets of any subsidiary guaranteeing such indebtedness, will be satisfied prior to the unsecured claims of holders of the Notes. In the event of a default on the Notes or a bankruptcy, liquidation, or reorganization of the Company, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom can be made on the Notes. Thus the Notes are effectively subordinated to claims of the lenders under the Credit Facility to the extent of such pledged collateral. Assuming the Credit Facility had been in place at September 30, 1997, on a pro forma basis, after giving effect to the Original Offering and the application of the proceeds therefrom and the Recent Acquisitions, the Company would have had $195.8 million of secured Indebtedness at that date and $175.0 million of borrowing capacity under the Credit Facility, all of which would be effectively senior to the Notes.

         In addition, the Notes are effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of the Company's subsidiaries that are not Guarantors and to all secured creditors of the Guarantors including the lenders under the Credit Facility. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of a subsidiary that is not a Guarantor, creditors of such subsidiary will generally have the right to be paid in full before any distribution is made to the Company or the holders of the Notes.

Enforceability of Subsidiary Guarantees

         Substantially all of the subsidiaries of the Company have guaranteed the Company's obligations under the Notes. There can be no assurance that any such Subsidiary Guarantee can be enforced easily, if at all. Certain of the Guarantors are, or may be, incorporated in jurisdictions outside the United States. In the event of a default under a Subsidiary Guarantee, any enforcement action in all likelihood will have to occur in the jurisdiction where the Subsidiary's assets are located. The limited jurisprudence and experience with such enforcement actions in the relevant jurisdiction may significantly complicate, delay, or limit the scope of such enforcement action. The ability of a foreign claimant to enforce a judgment or arbitral award obtained outside those jurisdictions may be limited. In addition, the ability to enforce an "upstream guarantee" (i.e., a guarantee by a subsidiary of a parent's obligations) is subject to some uncertainty not only in the United States but also in other applicable jurisdictions.

Unenforceability and Releases of Subsidiary Guarantees

         Although holders of the Notes are direct creditors of each Guarantor by virtue of its Guarantee, existing or future creditors of a Guarantor, a trustee in bankruptcy or a Guarantor as a debtor-in-possession could avoid or subordinate such Guarantee, under U.S. fraudulent conveyance laws, if applicable, in the event that it were successful in establishing that (i) the Guarantee was incurred with intent to hinder, delay, or defraud any present or future creditor or (ii) the Guarantor in question did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and that it (a) was insolvent at the time of such issuance, or (b) was rendered insolvent by reason of such issuance, or (c) was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business, or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured. Among other things, a legal challenge of the Guarantee on U.S. fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor in question as a result of the issuance by the Company of the Notes. The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a Person will be considered insolvent for these purposes if the sum of that Person's debts is greater than the fair value or the fair saleable value of all of that Person's property or if the present fair saleable value of that Person's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Notes, if it determined that such transaction was made with the intent to hinder, delay, or defraud creditors. In addition, a court could subordinate indebtedness, including the Notes, to the claims of all existing and future creditors on similar grounds. The Company believes that, after giving effect to the Original Offering, the Company was (i) neither insolvent nor rendered insolvent by the incurrence of indebtedness in connection with the Original Offering, (ii) in possession of sufficient capital to run its business effectively, and (iii) incurring debts within its ability to pay as the same mature or become due. A Guarantee may also be avoided, declared unenforceable, or subordinated to other obligations of the applicable Guarantor under any applicable foreign bankruptcy, reorganization, receivership, insolvency, liquidation, or other similar legislation or legal principles under any other applicable foreign law. To the extent any Guarantee is avoided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the Notes will cease to have any claim in respect of the Guarantor in question and will be solely creditors of the Company, and may be required to return all amounts received pursuant to such Guarantee. In such event, or in the event of the subordination of such Guarantee, the claims of the holders of the Notes would be subject to the prior payment of all liabilities of the Guarantor in question. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided, unenforceable, or subordinated portion of the Guarantees.

         Any Guarantor may be released from its Guarantee at any time upon any sale, exchange, or transfer, in compliance with the provisions of the Indenture, by the Company of the capital stock of such Guarantor or substantially all of the assets of such Guarantor and in certain other circumstances. See "Description of the Notes--Guarantees of Notes."

Other Constraints to Realizing Cash from Subsidiaries

         In addition to the risks described in "--Holding Company Structure; Effective Subordination of the Notes" and "--Unenforceability and Releases of Subsidiary Guarantees," the ability of the Company's subsidiaries to make payments to the Company may be constrained by (i) the level of taxation, particularly corporate profits and withholding taxes, in the jurisdictions in which they operate, (ii) exchange controls and repatriation restrictions in effect in the jurisdictions in which they operate, and (iii) the ownership interests of other investors in the Company's subsidiaries.

         If the Company is not able to realize sufficient cash flow from its subsidiaries, the Company may be required to refinance its indebtedness, raise funds in a public or private equity or debt offering, or sell some or all of its and its subsidiaries' assets. If the Company is required to conduct an offering of its capital stock or to refinance either the Notes or its other indebtedness, its ability to do so on acceptable terms, if at all, will be affected by many factors, including economic and industry cycles. There can be no assurance that an offering of the Company's capital stock or a refinancing of the Notes or other indebtedness can or will be completed on satisfactory terms, or that they would be sufficient to enable Hvide to make payments with respect to the Notes.

Risk of Inability to Repurchase the Notes Upon a Change of Control

         Upon a Change of Control, the Company is required to offer to purchase all outstanding Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the Change of Control Payment Date. The source of funds for any such purchase would be the Company's available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by new controlling persons. A Change of Control would give lenders under the Credit Facility the right to require the Company to repay all indebtedness then outstanding thereunder. There can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required purchases of validly tendered Notes and to repay any other indebtedness then in default. See "Description of the Notes--Change of Control."

Absence of Public Market for the New Notes

         The New Notes constitute a new issue of securities with no existing trading market, and there can be no assurance as to the liquidity of any markets that may develop for the New Notes, the ability of the holders of New Notes to sell their New Notes, or the prices at which such holders will be able to sell their New Notes. Future trading prices of the New Notes will depend on many factors, including, among others, prevailing interest rates, the Company's operating results, and the market for similar securities. The Company does not intend to apply for listing of the New Notes on any securities exchange or to seek the approval for quotation through an automated quotation system. Although the Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and may discontinue such market-making activity at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. See "Plan of Distribution." Accordingly, no assurance can be given that an active market will develop for the New Notes or as to the liquidity of, or the trading market for, the New Notes.

Leverage and Debt Service

         As of September 30, 1997, on a pro forma basis, after giving effect to the Recent Acquisitions and the Original Offering and the application of the estimated net proceeds therefrom, the Company would have had outstanding indebtedness and other liabilities of approximately $539.5 million and significant debt service obligations, plus additional payments of interest on $115.0 million of debentures relating to the issuance in July 1997 of Trust Preferred Securities (the "Trust Preferred Securities") that are not classified as indebtedness in the Company's financial statements. In addition, the Company may incur additional indebtedness in the future.

         The Company's high level of indebtedness will have several important effects on its future operations, including the following: (i) the Company will have significant cash requirements to service debt, thereby reducing funds available for operations and future business opportunities and increasing the Company's vulnerability to adverse general economic and industry conditions;
(ii) the Company may be restricted in the future from obtaining additional financing, whether for acquisitions, working capital, or other purposes; (iii) the Company will be required to comply with certain financial covenants and other restrictions contained in the debt instruments; and (iv) the Company's high level of indebtedness could make it more vulnerable to economic downturns in the future.

         The Company's ability to meet its debt service obligations will depend on its future operating performance and financial results, which are subject to economic, financial, competitive, and other factors beyond its control, including fluctuations in charter rates and vessel values, government and industry regulation, and levels of activity in offshore oil and gas exploration. See "--Dependence on Oil and Gas Industry; Cyclical Industry Conditions." There can be no assurance that the Company's business will generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures. If the Company is unable to generate sufficient cash flow in the future, it may be required to refinance all or a portion of its existing debt, to sell assets, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any such sales of assets or additional financing could be achieved.

Restrictive Covenants Under Debt Instruments

         The terms of the Credit Facility (i) require the Company to meet certain financial tests, including the maintenance of minimum leverage ratios, debt service coverage ratios, and indebtedness to net worth ratios, (ii) limit the creation or incurrence of certain liens, (iii) limit the incurrence of additional indebtedness, (iv) restrict the Company from making certain investments, (v) restrict certain payments, including dividends, with respect to shares of any class of capital stock, (vi) restrict modification of the terms of the Trust Preferred Securities, and in certain circumstances the repayment, redemption, or repurchase of the Trust Preferred Securities, and (vii) limit certain corporate acts of the Company, such as making certain dispositions of assets, and entering into certain types of business transactions, including certain mergers and acquisitions. Such provisions could adversely affect the Company's ability to continue to pursue its strategy of growth through acquisitions.

Dependence on Oil and Gas Industry; Cyclical Industry Conditions

         The Company's current business and operations are substantially dependent upon conditions in the oil and gas industry, particularly the expenditures by oil and gas companies for offshore exploration and production activities. The demand for offshore energy support and transportation services is directly influenced by oil and gas prices, expectations concerning future prices, the cost of producing and delivering oil and gas, government regulation, local and international political and economic conditions, including the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and prices, the level of production by non-OPEC countries, and the policies of various governments regarding exploration and development of their oil and gas reserves. There can be no assurance that current levels of expenditures for offshore exploration and production will be maintained or that demand for the Company's services will reflect the level of such expenditures. To the extent that oil and natural gas prices continue their recent decline or remain at present levels for an extended period of time, the Company's business could be adversely affected due to a reduction in expenditures for offshore exploration and production.

         Historically, the marine support and transportation services industry has been cyclical, with corresponding volatility in profitability and vessel values. This industry cyclicality has been due to changes in the level of general economic growth as well as changes in the supply of and demand for vessel capacity, which impact charter rates and vessel values. The supply of vessels is influenced by the number of vessels constructed and retired and by government and industry regulation of maritime transportation practices. The Company's offshore energy support services are dependent upon the levels of activity in offshore oil and natural gas exploration, development, and production, which are affected by oil and natural gas prices. Utilization of the Company's towboat and fuel barge fleet is also partly dependent on such prices as well as energy utilization, which is partly a function of the weather.

Risks of Acquisition Strategy; Management of Growth

         A key component of the Company's business strategy is to pursue selected acquisitions of complementary assets and businesses. The Company has completed a number of substantial acquisitions since 1994 and has rapidly expanded its international operations since May 1997. No assurance can be given that the Company will be able to continue to identify additional suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on satisfactory terms, or successfully acquire identified targets. Possible future acquisitions may be for purchase prices significantly higher than those paid for recent acquisitions. Certain risks are inherent in an acquisition strategy, such as increasing leverage and debt service requirements, which could adversely affect the Company's operating results.

         The success of any completed acquisition will depend in part on the Company's ability to integrate effectively the acquired business into the Company. The Company's recent rapid growth and the process of integrating the acquired operations has placed, and is expected to continue to place, substantial demands on the Company's management and operational resources. The Company's failure to achieve consolidation savings, to incorporate the acquired businesses and assets into its existing operations successfully, or to minimize any unforeseen operational difficulties could have a material adverse effect on the Company. In addition, the assumption of liabilities, whether disclosed or undisclosed, associated with acquired businesses could have a material adverse effect on the Company.

Risks of International Operations

         The Company derives substantial revenue from international operations primarily under dollar denominated contracts with major international oil companies. The Company currently operates 124 vessels in international waters, primarily the Arabian Gulf and to a lesser extent the waters offshore West Africa and Southeast Asia, and other international locations. Risks associated with operating in international markets include vessel seizure, foreign exchange restrictions and currency fluctuations, foreign taxation, political instability, foreign and domestic monetary and tax policies, expropriation, nationalization, nullification, modification or renegotiation of contracts, war and civil disturbances or other risks that may limit or disrupt markets. Additionally, the ability of the Company to compete in the international offshore energy support market may be adversely affected by foreign government regulations that favor or require the awarding of contracts to local persons, or by regulations requiring foreign persons to employ citizens of, or purchase supplies from, a particular jurisdiction. Further, the Company's foreign subsidiaries may face governmentally imposed restrictions from time to time on their ability to transfer funds to the Company. No predictions can be made as to what foreign governmental regulations may be applicable to the Company's operations in the future.

Age of Offshore Energy Support Fleet

         Because of overcapacity within the marine support services industry on a worldwide basis, there has been no significant construction of offshore energy support vessels since 1983. As of September 30, 1997, the average age of the Company's offshore energy support vessels (based on the date of construction) was approximately 17 years. Management believes that after a vessel has been in service for approximately 30 years, repair, vessel certification, and maintenance costs may become no longer economically justifiable. There can be no assurance that the Company will be able to maintain its fleet by extending the economic life of existing vessels through major refurbishment or by acquiring new or used vessels.

Hazardous Activities

         The operation of ocean-going vessels carries an inherent risk of catastrophic marine disasters and property losses caused by adverse weather conditions, mechanical failures, human error, and other circumstances or events. In addition, the transportation of petroleum and toxic chemicals is subject to the risk of spills and environmental damage. Any such event could have a material adverse effect on the Company. While the Company carries insurance to protect against most of the accident-related risks involved in the conduct of its business, including environmental damage and pollution insurance coverage, there can be no assurance that all risks are adequately insured against, that any particular claim will be paid, or that the Company will be able to procure adequate insurance coverage at commercially reasonable rates in the future. In particular, more stringent environmental regulations may result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage or pollution.

Environmental Risk and Regulations

         Current laws and regulations could impose substantial liability on the Company for damages, remediation costs, and penalties associated with oil or hazardous-substance spills or other discharge into the environment involving the Company's vessel operations. Shoreside industrial operations, including two marine maintenance facilities owned and operated by the Company, are also subject to federal, state, and local environmental laws and regulations. Amendment of these laws and regulations to impose more stringent requirements would likely result in increased maintenance and operating expenses. In addition, OPA 90 requires tanker owners and operators to establish and maintain with the U.S. Coast Guard evidence of financial responsibility, as demonstrated by a certificate of financial responsibility ("COFR"), with respect to potential oil spill liability, which the Company and most of its competitors currently satisfy by virtue of self- insurance or third-party insurance. Additional laws and regulations may be adopted that could limit the ability of the Company to do business or increase the cost of its doing business and could have a material adverse effect on its operations.

Competition

         The Company operates in a highly competitive industry. In addition to price, service, and reputation, which affect all of the Company's operations, the principal competitive factors with respect to its offshore energy support vessels include operating conditions and intended use (both of which determine the suitability of vessel types), complexity of maintaining logistical support, and the cost of transferring equipment from one market to another. Some of the Company's competitors have significantly greater financial resources than the Company.

Potential Loss of Jones Act Protection

         A substantial portion of the Company's operations is conducted in the U.S. domestic trade, which, by virtue of the U.S. coastwise laws (often referred to collectively as the "Jones Act"), is restricted to vessels built in the United States, owned and crewed by U.S. citizens, and registered under U.S. law. There have been repeated attempts to repeal the coastwise laws, and efforts to effect such repeal are expected to continue in the future. The Company is already subject to vigorous competition and potential additional competition in all aspects of its operations, including competition by companies with financial resources greater than those of the Company which could be committed to the construction of new vessels in excess of market requirements. Repeal of the coastwise laws would result in additional competition from vessels built in lower-cost foreign shipyards and manned by foreign nationals accepting lower wages than U.S. citizens and could have a material adverse effect on the Company.

Mandated Removal of Vessels from Jones Act Trade

         OPA 90 establishes a phase-out schedule, depending upon vessel size and age, for single-hull vessels carrying crude oil and petroleum products which, in the case of the Company's three petroleum products carriers (Seabulk Challenger, Willamette, and Concho) and five chemical carriers (HMI Astrachem, Seabulk Magnachem, HMI Dynachem, HMI Petrochem and Seabulk America), is 2003, 2008, 2000, 2000, 2007, 2011, 2011, and 2015, respectively; and in the case of some of its fuel barges is 2015. As a result of this requirement, these vessels will be prohibited from transporting petroleum products in U.S. waters after their respective phase-out dates. There can be no assurance that future tanker market rates will be sufficient to support construction of replacement vessels. Although the Company's remaining vessels are not subject to mandatory retirement, and the Company employs what it believes to be a rigorous maintenance program for all its vessels, there can be no assurance that the Company will be able to maintain its fleet by extending the economic lives of existing vessels or acquiring new or used vessels.

Risk of Loss and Insurance

         The business of the Company is affected by a number of risks, including the mechanical failure of its vessels, collisions, vessel loss or damage, cargo loss or damage, hostilities, and labor strikes. In addition, the operation of any vessel is subject to the inherent possibility of a catastrophic marine disaster, including oil, fuel, or chemical spills and other environmental mishaps, as well as other liabilities arising from owning and operating vessels. Any such event may result in loss of revenues and increased costs and other liabilities. Although the Company's losses from such hazards have not historically exceeded its insurance coverage, there can be no assurance that this will continue to be the case.

         OPA 90, by imposing virtually unlimited liability upon vessel owners, operators, and certain charterers for certain oil pollution accidents in the United States, has made liability insurance more expensive and has also prompted insurers to consider reducing available liability coverage. See "Business--Environmental and Other Regulation." While the Company maintains insurance, there can be no assurance that all risks are adequately insured against particularly in light of the virtually unlimited liability imposed by OPA 90, that any particular claim will be paid, or that the Company will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Because it maintains mutual insurance, the Company is subject to funding requirements and coverage shortfalls in the event claims exceed available funds and reinsurance and to premium increases based on prior loss experience. Any such shortfalls could have a material adverse impact on the Company.

Consequences of Failure to Exchange and Restrictions on Transfer

         Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of Old Notes set forth in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Except as described herein in the second paragraph under "The Exchange Offer--Purpose and Effect," the Company does not anticipate registering the Old Notes under the Securities Act.

Forward-Looking Statements

         This Prospectus and the information incorporated herein by reference includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act. All statements, other than statements of historical fact, included in this Prospectus and the information incorporated herein by reference that addresses activities, events, or developments that the Company expects, projects, believes, or anticipates will or may occur in the future, including such matters as future levels of day rates for offshore energy support vessels, future capital expenditures and investments in the acquisition and refurbishment of vessels, repayment of debt, business strategies, future acquisitions, expansion and growth of operations and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by management of the Company in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including the risk factors discussed herein, general economic and business conditions, oil and gas prices, foreign exchange and currency fluctuations, the business opportunities (or lack thereof) that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in such statements.

                              USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the New Notes. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any change in capitalization of the Company. See "Summary--The Original Offering and Use of Proceeds."


         The Old Notes were sold by the Company on February 19, 1997 to the Initial Purchasers and were thereupon offered and sold by the Initial Purchasers only to qualified buyers pursuant to Rule 144A and Regulation S under the Securities Act. The net proceeds to the Company from the sale of the Old Notes, after deducting discounts and commissions and estimated offering expenses, were approximately $291.7 million of which $141.7 million was used to repay outstanding indebtedness under the Company's $300.0 million term loan, $125.0 million was used to repay outstanding indebtedness under the Company's $175.0 million revolving line of credit, and the balance is being used for general corporate purposes, primarily vessel acquisitions.

                                CAPITALIZATION

         The following table sets forth the actual consolidated capitalization of the Company as of September 30, 1997, and such capitalization as adjusted to give effect to the February 1998 acquisition of 37 offshore energy support vessels and the October 1997 acquisition of the company operating 14 tugs and as further adjusted to give effect to the Original Offering and the application of the estimated net proceeds therefrom. The information presented below should be read in conjunction with the Company's consolidated financial statements and the notes thereto incorporated by reference herein.

                                                                                    September 30, 1997
                                                                                                     As Further
                                                                                                     Adjusted for
                                                                                       As Adjusted   the Original
                                                                          Actual   for Acquisitions    Offering
                                                                                     (In thousands)

Current portion of long-term debt....................................   $    8,381   $    40,029     $    40,029
Long-term debt (excluding current portion)(1)
   Credit Facility...................................................   $   17,000   $    53,500     $        --
   Term Loan.........................................................           --       258,646         108,646
   Title XI debt.....................................................       23,756        38,163          38,163
   Senior Notes......................................................           --            --         300,000
   Other notes payable...............................................        6,408         6,408           6,408
   Obligations under capital leases..................................        6,312         6,312           6,312
     Total long-term debt............................................       53,476       363,029         459,529
Company-obligated mandatorily redeemable
   preferred securities issued by a consolidated subsidiary(2)             115,000       115,000         115,000
Minority partners' equity in subsidiaries............................          818           818             818
Stockholders' equity:
   Class A Common Stock, par value $0.001; 100,000,000 shares
     authorized; 12,095,568 shares issued and outstanding                       12            12              12
   Class B Common Stock, par value $0.001; 5,000,000 shares
     authorized; 3,181,936 shares issued and outstanding                         3             3               3
   Additional paid-in capital........................................      195,398       195,398         195,398
   Retained earnings.................................................       19,641        19,641          19,095
Total stockholders' equity...........................................      215,054       215,054         214,508
Total minority partners' equity in subsidiaries and stockholders'
   equity............................................................      215,872       215,872         215,326
Total capitalization.................................................   $  384,348   $   693,901     $   789,855

(1) Does not include an aggregate of $56.5 million of indebtedness incurred after September 30, 1997 under the Credit Facility and the Term Loan related to the October and December 1997 acquisitions of 30 and 14 offshore energy support vessels.
(2) The sole assets of the subsidiary, Hvide Capital Trust, are debentures having an aggregate principal amount of $115.0 million. Upon redemption or maturity of the debentures, the Trust Preferred Securities will be mandatorily redeemable.

                    SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial and operating data for the dates and periods indicated. The financial information for each of the years ended December 31, 1992 through 1996 is derived from the Company's audited consolidated financial statements and notes thereto. The selected consolidated financial data for the nine month periods ended September 30, 1996 and 1997 is derived from the unaudited consolidated statements of the Company for such periods. In the opinion of management, the unaudited financial statements of the Company reflect all adjustments (consisting of only normal recurring adjustments) necessary for fair presentation of the financial condition and results of operations for these periods. This information should be read in conjunction with the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 incorporated by reference into this Prospectus.

                                                                                                   Nine Months
                                                                                                      Ended
                                                             Year Ended December 31,              September 30,
                                                  1992     1993      1994     1995   1996       1996       1997
                                                                            (In thousands)
Statement of Operations Data:
Revenue........................................ $39,639  $41,527  $49,792  $ 70,562  $109,356 $72,130  $142,853
Operating expenses.............................  24,602   24,032   29,873    40,664    63,777  42,089    77,134
Overhead expenses..............................   6,778    6,176    9,581    12,518    14,979  11,049    17,568
Depreciation and amortization..................   4,106    4,735    4,500     6,308     9,830   6,115    13,021
Income from operations.........................   4,153    6,584    5,838    11,072    20,770  12,877    35,130
Interest expense, net..........................   3,993    3,412    5,302    11,460    11,631   8,751     4,529
Other income (expense).........................       8      519       11        26       437     199    (2,093)
Income (loss) before provision
   for (benefit from) income taxes,
   extraordinary item and cumulative effect
   of a change in accounting principle.........     168    3,691      547      (362)    9,576   4,325    28,508
Provision for (benefit from) income taxes......     158    1,873      189        (2)    3,543   1,616    10,662
Income (loss) before extraordinary item and
   cumulative effect of a change in accounting
   principle...................................      10    1,818      358      (360)    6,033   2,709    17,846
Loss on extinguishment of debt, net(1).........      --       --       --        --    (8,108) (8,016)   (2,132)
Cumulative effect of a change in accounting
   principle...................................      --    1,491       --        --        --      --        --
Net income (loss)..............................  $   10   $3,309  $   358  $   (360) $ (2,075) $(5,30)  $15,714

Basic Earnings (loss) per common share(2):
Income (loss) before extraordinary item and
   cumulative effect of a change in accounting
   principle...................................  $(0.01)  $ 0.26  $  0.03  $  (0.14) $   1.05  $ 0.68   $  1.22
Net income (loss)..............................   (0.01)    0.50     0.03     (0.14)    (0.36)  (1.32)     1.07
Weighted average number of common shares
   outstanding.................................   6,268    6,268    5,302     2,535     5,763   4,012    14,620

Diluted earnings (loss) per common share(2):
Income (loss) before extraordinary item and
   cumulative effect of a change in accounting
   principle...................................  $(0.01)  $ 0.26  $  0.03  $  (0.14) $   0.99  $ 0.64   $  1.17
Net income (loss)..............................   (0.01)    0.50     0.03     (0.14)    (0.24)  (0.95)     1.04
Weighted average number of common shares and
   common share equivalents outstanding........   6,268    6,268    5,302     2,535     6,590   5,042    16,280

Other Financial Data:
EBITDA(3)......................................  $8,259   $11,319 $10,338  $ 17,380  $ 30,600  $18,992  $48,151
Ratio of earnings to fixed charges(4)..........    1.05     1.66     1.09        --      1.58    1.33      3.81
Ratio of EBITDA to interest expense, net(3)....    2.07     3.32     1.95      1.52      2.63    2.17     10.63

Net Cash Provided by (Used in):
Operating activities...........................  $ (930)  $6,956  $ 2,858  $  3,948  $ 22,584  $11,038  $18,137
Investing activities...........................  (1,592)  (2,247) (39,815)   (8,066)  (84,354) (62,45)  (137,75)
Financing activities...........................  (2,473)  (6,158)  41,249       805    68,337  53,962   117,793


                                                                   December 31,                    September 30,
                                                     1992     1993      1994     1995     1996         1997
                                                                                (In thousands)
Balance Sheet Data:
Working capital..................................  $    847  $2,640   $ 7,793   $4,315  $(8,704)    $ 24,362
Total assets.....................................    83,718  82,373   135,471   143,683 273,473      433,267
Long-term obligations............................    50,861  47,485    98,981   100,766 115,824       53,476
Total debt.......................................    57,011  51,273   104,281   109,051 141,642       61,857
Convertible preferred securities
   of subsidiary trust...........................      --       --       --        --      --        115,000
Stockholders' and minority partners' equity .....    15,858  19,926    14,903    13,999 101,989      215,872

(1) Reflects the loss on the extinguishment of debt from a portion of the proceeds of the Company's two public offerings of common stock, net of applicable income taxes of $1,474,000 for the year ended December 31, 1996 and nine months ended September 30, 1996 and $1,252,000 for the nine months ended September 30, 1997.
(2) Statement of Financial Accounting Standards No. 128, adopted by the Company, requires the presentation of basic and diluted earnings per share and replaces the prior presentation of primary and fully diluted earnings per share. Basic earnings per share is calculated on the basis of weighted average outstanding common shares, after giving effect to preferred stock dividends. Diluted earnings per share is computed on the basis of weighted average outstanding common shares, outstanding options that are dilutive, and equivalent shares assuming conversion of outstanding convertible securities, where dilutive.

       The following table sets forth the computation of basic and diluted earnings per share.

                                                                                   Year Ended December 31,
                                                                                1994        1995        1996
       Income (loss) before extraordinary item.............................  $     358   $    (360)  $   6,033
       Less: Class A Preferred Stock Cash Dividends........................        222          --          --
         Income available to common shareholders
            for basic earnings per share...................................        136        (360)      6,033

       Effect of dilutive securities:
         Convertible preferred securities..................................         --          --          --
         Convertible Junior Notes(a).......................................         --          --         515
       Income (loss) available to common shareholders before extraordinary
         item for diluted earnings per share...............................  $     136   $    (360)  $   6,548

       Weighted average shares outstanding
          for basic earnings per share.....................................      5,302       2,535       5,763
       Effect of dilutive securities:
         Convertible preferred stock.......................................         --          --          --
         Convertible Junior Notes(a).......................................         --          --         772
         Stock options.....................................................         --          --          55
       Dilutive potential common shares....................................         --          --         828
       Adjusted weighted average shares for
          diluted earnings per share.......................................      5,302       2,535       6,590
       Basic earnings per share............................................  $    0.03   $   (0.14)  $    1.05
       Dilutive earnings per share.........................................  $    0.03   $   (0.14)  $    0.99

       (a) Diluted earnings per share for the years ended December 31, 1994 and 1995 does not reflect any potential shares relating to the conversion of the Junior Note due to the loss for that year. The assumed issuance of any additional shares would be antidilutive.

(3) EBITDA (net income from continuing operations before interest expense, income tax expense, depreciation expense, amortization expense, minority interests, and other non-operating income) is frequently used by securities analysts and is presented here to provide additional information about the Company's operations. EBITDA is not required by generally accepted accounting principles, should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows from operations as a measure of liquidity, and does not represent funds available for management's use. The Company's EBITDA may not be comparable to similarly titled measures reported by other companies.

(4) The ratio of earnings to fixed charges is computed by dividing the Company's pre-tax income from continuing operations adjusted for fixed charges less minority interest in the income or loss of majority-owned subsidiaries divided by fixed charges. Fixed charges include interest and amortization of debt expense and discount. Earnings for the year ended December 31, 1995 were not able to cover fixed charges by $499,000.

                             THE EXCHANGE OFFER

Purpose and Effect

         The Old Notes, having been sold by the Company in a private transaction not subject to the registration requirements of the Securities Act, are subject to certain restrictions on transfer. In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement with the
Initial Purchasers (the "Registration Rights Agreement"), which requires that the Company conduct the Exchange Offer. The Registration Rights Agreement further provides that the Company use its reasonable best efforts to (i) cause a registration statement with respect to the Exchange Offer (the "Exchange Offer Registration Statement") to be declared effective on or before the 90th day after the date on which the Old Notes were originally issued under the Indenture (the "Closing Date") and (ii) consummate the Exchange Offer on or before the 120th day after the Closing Date. Except as provided below, upon the completion of the Exchange Offer, the Company's obligation with respect to the registration of the New Notes will terminate. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference thereto. Copies of the Registration Rights Agreement are available as set forth under "Description of the Notes--Additional Information." As a result of the filing and effectiveness of the Exchange Offer Registration Statement, Special Interest on the Notes provided for in the Registration Rights Agreement will not become payable by the Company. Following the completion of the Exchange Offer (except as set forth in the paragraph immediately below), certain holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer.

         In order to participate in the Exchange Offer, a holder must represent to the Company, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, (ii) such holder is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) such holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes, and (iv) such holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Pursuant to the Registration Rights Agreement, the Company is required to file a Shelf Registration Statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes (and cause such shelf registration statement to be declared effective by the Commission and keep it continuously effective, supplemented, and amended for prescribed periods) if (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, or (ii) any holder of Transfer Restricted Securities (as defined in the Registration Rights Agreement) notifies the Company prior to the 30th day following consummation of the Exchange Offer (A) that such holder is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement would not be available for such resale by such holder. Other than as set forth in this paragraph, no holder will have the right to participate in the Shelf Registration Statement nor otherwise to require that the Company register such holder's shares of Old Notes under the Securities Act. See "Description of the Notes--Exchange Offer; Registration Rights."

         The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold, or otherwise transferred by any holder without compliance with the registration and prospectus-delivery provisions of the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to parties unrelated to the Company, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder or such other person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus-delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of such holder's business, (ii) such holder is not engaging in and does not intend to engage in a distribution of the New Notes, and (iii) such holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretation by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus-delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of these New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of one year after the effective date of the Exchange Offer Registration Statement, it will make the Prospectus available to any broker-dealer for use in connection with any such resale.

         The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Participation in the Exchange Offer is voluntary and holders should carefully consider whether to tender their Old Notes. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on whether to participate in the Exchange Offer.

Consequences of Failure to Exchange

         Old Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and interest thereon will continue to accrue. Following the completion of the Exchange Offer (except as set forth above in the second paragraph under "--Purpose and Effect"), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will remain restricted securities within the meaning of Rule 144 of the Securities Act. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the Exchange Offer if the holder does not participate in the Exchange Offer.

Terms of the Exchange Offer

   General

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. Old Notes may be tendered, however, only in integral multiples of $1,000 in principal amount.

         The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and (ii) holders of the New Notes, other than certain broker-dealers, will not be entitled to the rights of holders of the Transfer Restricted Securities under the Registration Rights Agreement. The New Notes will evidence the same indebtedness as the Old Notes, will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued, and will be treated as a single class thereunder with any Old Notes that remain outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principle amount of Old Notes being tendered for exchange.


     As of the date of this Prospectus, $300.0 million aggregate principal amount of Old Notes were outstanding and there were 27 registered holders. This Prospectus, together with the Letter of Transmittal, is being sent to such registered holders and to others believed to have beneficial interests in the Old Notes. Holders of Old Notes do not have any appraisal or dissenters' rights under the Florida Business Corporation Act or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.


         The Company will be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving the New Notes from the Company and delivering the New Notes to such holders. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

   Expiration Date; Extensions; Amendments

         The term "Expiration Date" shall mean 5:00 p.m., New York City time, on , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Company will notify the Exchange Agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The date of the exchange of the New Notes for Old Notes will be the first Nasdaq National Market ("NNM") trading day following the Expiration Date.

         The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth under "--Conditions to Exchange Offer" have not been satisfied and have not been waived by the Company, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension, or termination, to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in any manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

   Interest on the New Notes

         The New Notes bear interest payable semi-annually on February 15 and August 15 of each year, commencing August 15, 1998. Holders of New Notes of record on August 1, 1998 will receive interest on August 15, 1998 from the date of issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, February 19, 1998, to the date of exchange thereof. Consequently, assuming the Exchange Offer is consummated prior to the record date in respect of the August 15, 1998 interest payment for the Old Notes, holders who exchange their Old Notes for New Notes will receive the same interest payment on August 15, 1998 that they would have received had they not accepted the Exchange Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

   Procedures for Tendering Old Notes

         The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. A holder of the Old Notes may tender such Old Notes by (i) properly completing, signing, and dating a Letter of Transmittal or a facsimile thereof (all references in this Prospectus to Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with any corresponding certificate or certificates representing the Old Notes being tendered (if in certificated form) and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below), or (ii) complying with the guaranteed-delivery procedures described below.

         If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in DTC (also referred to as a book-entry facility) whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution that is a member of or a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange
Medallion  Signature  Program,  the  Stock  Exchange  Medallion  Program  or  an
"eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution"). If the New Notes or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

         THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. ONLY HOLDERS OF OLD NOTES MAY TENDER SUCH OLD NOTES IN THE EXCHANGE OFFER. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         The Company understands that the Exchange Agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Notes. The Company further understands that the Exchange Agent will request, within two business days after the date the Exchange Offer commences, that DTC establish an account with respect to the Old Notes for the purpose of facilitating the Exchange Offer, and any participant may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange of the Old Notes so tendered will be made only after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next sentence), and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Old Notes which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

         A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram, or facsimile transmission to similar effect from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram, or facsimile transmission to similar effect by an Eligible Institution will be made only against submission of a duly signed Letter of Transmittal (and any other required documents) and deposit of the tendered Old Notes.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

         In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "--Conditions to the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

         In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at DTC, a properly completed and duly executed Letter of Transmittal (or, with respect to DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

         Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, if the Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

   Guaranteed-Delivery Procedures

         If the holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office, on or prior to the Expiration Date, a letter, telegram, or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the name(s) in which the Old Notes are registered and the certificate number(s) of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that, within five NNM trading days after the date of execution of such letter, telegram, or facsimile transmission by the Eligible Institution, such Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by such method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery that may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

   Terms and Conditions of the Letter of Transmittal

         The Letter of Transmittal contains, among other things, certain terms and conditions that are summarized below and are part of the Exchange Offer.

         Each holder who participates in the Exchange Offer will be required to represent that any New Notes received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the New Notes, and that such holder is not an affiliate of the Company.

         Old Notes tendered in exchange for New Notes (or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at
DTC) must be received by the Exchange Agent, with the Letter of Transmittal and any other required documents, by the Expiration Date or within the time periods set forth above pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. Each holder tendering the Old Notes for exchange sells, assigns, and transfers the Old Notes to the Exchange Agent, as agent of the Company, and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be transferred and exchanged. The holder warrants that it has full power and authority to tender, exchange, sell, assign, and transfer the Old Notes and to acquire the New Notes issuable upon the exchange of such tendered Old Notes, that the Exchange Agent, as agent of the Company, will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of the Company. The holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the holder will survive the death, incapacity or dissolution of the holder and any obligation of the holder shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

   Withdrawal Rights

         Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date unless previously accepted for exchange.

         To withdraw a tender of Old Notes in the Exchange Offer, a written, facsimile, or (for DTC participation) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) contain a statement that such holder is withdrawing its election to have such Old Notes exchanged, (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes in the name of the person withdrawing the tender, and
(v) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly returned. Any Old Notes that have been tendered but are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures (described above) under "--Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

   Conditions to the Exchange Offer

         Notwithstanding any other provision of the Exchange Offer, the Company will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, the Company determines that the Exchange Offer violates applicable law or Commission policy.

         If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period. Holders of Old Notes will have certain rights against the Company under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer. See "Description of the Notes--Exchange Offer; Registration Rights."

         The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for, any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Exchange Offer Registration Statement of which this Prospectus constitutes a part of the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

         The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                        For Information by Telephone:

                              (212) 815-4146


By Registered or Certified Mail:        By Hand or Overnight Delivery Service:
The Bank of New York                    The Bank of New York
101 Barclay Street, 7E                  101 Barclay Street
New York, New York 10286                Corporate Trust Services Window
Attn:  Reorganization Section           New York, New York  10286

       Vincent Jhingoor                 Attn:  Reorganization Section


                                               Vincent Jhingoor


                     By Facsimile Transmission:

                     (Eligible Institutions Only)


                           (212) 815-6339

Fees and Expenses

         The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made by telecopy, telephone, or in person by officers and regular employees of the Company. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. The Company will not make any payments to brokers, dealers, or other persons soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

         The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent, accounting, legal and related fees and expenses, will be paid by the Company.

                           DESCRIPTION OF THE NOTES

         The Notes were issued pursuant to an indenture, dated as of February 19, 1998 (the "Indenture") by and among the Company, the Guarantors, and The Bank of New York, as trustee under the Indenture (the "Trustee"), in a private transaction not subject to the registration requirements of the Securities Act. Upon the effectiveness of the Exchange Offer Registration Statement, the Indenture was qualified under the Trust Indenture Act. The Notes are subject to the terms stated in the Indenture and the Trust Indenture Act. Holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms. The statements and definitions of terms under this caption relating to the Notes, the Guarantees, and the Indenture described below are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. A copy of the Indenture is available as set forth under "--Additional Information." For purposes of this section of this Prospectus references to the "Company" means Hvide Marine Incorporated, excluding its subsidiaries. Certain terms used herein are defined below under "--Certain Definitions."

General

         The Notes are general unsecured senior obligations of the Company, limited in aggregate principal amount at Stated Maturity to $300.0 million. The Indebtedness evidenced by the Notes ranks pari passu in right of payment with all indebtedness and other liabilities of the Company that are not subordinated by their express terms to other Indebtedness of the Company and senior to all Indebtedness of the Company that by its terms is so subordinated, including the Debentures, the Debenture Indenture, and the Trust Preferred Securities Guarantee. The Notes are effectively subordinated to all existing and future secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness (including up to $325.0 million under the Credit Facility). To the extent that the value of such collateral is not sufficient to satisfy the indebtedness secured thereby, amounts remaining outstanding on such Indebtedness would be entitled to share with the claims of holders of the Notes and the Trustee with respect to any other assets of the Company. As of September 30, 1997, after giving effect to the Original Offering and the application of the proceeds therefrom and the Recent Acquisitions, the Company and its subsidiaries would have had outstanding approximately $195.8 million of secured Indebtedness and approximately $343.7 million of unsecured Senior Indebtedness and other liabilities. See "--Certain Covenants--Limitation on Indebtedness" and "--Limitation on Subsidiary Indebtedness and Preferred Stock."

         The Indenture provides that each of the Company's Subsidiaries that has guaranteed Indebtedness of the Company or other Obligor (and any other Subsidiary that guarantees any Indebtedness of the Company or other Obligor in the future) is a Guarantor. The Guarantees are senior unsecured obligations of each respective Guarantor and rank pari passu in right of payment with all other Indebtedness and liabilities of such Guarantor that are not subordinated by their terms to other Indebtedness of such Guarantor, and senior in right of payment to all Subordinated Indebtedness of such Guarantor. However, the Guarantees are effectively subordinated to secured indebtedness of the Guarantors (including guarantees of the Credit Facility and the Term Loan). The holders of any secured Indebtedness of a Guarantor have claims with respect to the assets of such Guarantor securing such Indebtedness that is prior to claims of holders of the Notes and the Trustee under its Guarantee. In the event of a bankruptcy, liquidation, or reorganization of such Guarantor, such assets will be available to satisfy obligations with respect to the Indebtedness secured thereby before any payment therefrom could be made on the Notes or the Guarantees.

         The Notes are effectively subordinated to claims of creditors (other than the Company or any Guarantor) of the Company's Subsidiaries other than the Guarantors. Claims of creditors (other than the Company or a Guarantor) of such Subsidiaries, including trade creditors, tort claimants, secured creditors, taxing authorities and creditors holding guarantees, do have priority as to assets of such Subsidiaries over the claims and equity interests of the Company and/or the Guarantors and, thereby indirectly, the holders of the indebtedness of the Company or the Guarantors, as applicable, including the Notes and the Subsidiary Guarantees. The Indenture permits under limited circumstances the creation of, or the designation of existing Subsidiaries as, Unrestricted Subsidiaries. The Notes are effectively subordinated to claims of creditors (other than the Company or a Guarantor) of any Unrestricted Subsidiaries. Unrestricted Subsidiaries are not generally subject to the covenants applicable to the Company and the Subsidiaries under the Indenture. See "--Certain Covenants--Unrestricted Subsidiaries."

Principal, Maturity and Interest

         The Notes are limited in aggregate principal amount to $300.0 million and mature on February 15, 2008. The Notes bear interest at 83/8% per annum from the most recent interest payment date to which interest has been paid or provided for, or, if no interest has been paid, from the date of original issuance. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998, to the Persons in whose names such Notes are registered at the close of business on the January 31 or July 31, immediately preceding such interest payment date. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The Notes may be presented or surrendered for payment of principal, premium, if any, and interest and for registration of transfer or exchange, at the office or agency of the Company within the City and State of New York, maintained for such purpose. In addition, in the event the Notes do not remain in book-entry form, interest may be paid, at the option of the Company, by check mailed to the registered holders of the Notes at the respective addresses as set forth on the Note Register. The Notes are issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company or the Trustee may require in certain circumstances payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Guarantees of Notes

         Each Guarantor has unconditionally guaranteed, jointly and severally, to each holder and the Trustee, the full and prompt performance of the Company's Obligations under the Indenture and the Notes, including the payment of principal of, premium, if any, and interest on the Notes pursuant to its

Guarantee. As of the Issue Date, the Initial Guarantors are the only Guarantors. Such Guarantors guarantee the obligations of the Company under the Company's existing Credit Agreement. The Company will cause each Subsidiary that guarantees any Indebtedness of the Company or any other Obligor to execute and deliver a supplement to the Indenture pursuant to which such Subsidiary will guarantee the payment of the Notes on the same terms and conditions as the Guarantees by the Initial Guarantors. The maximum aggregate liability of Seabulk Transmarine Partnership, Ltd. and Seabulk America Partnership, Ltd. under their Guarantees is limited to 66 2/3% of the fair market value, from time to time, of the Seabulk America, Official No. 961357.

         The Obligations of each Guarantor is limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or otherwise not being void, voidable, or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation, or other similar legislation or legal principles under any applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         Each Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its Property and assets to the Company or another Guarantor without limitation, except to the extent any such transaction is subject to the "Consolidation, Merger, Conveyance, Lease or Transfer" covenant of the Indenture. Each Guarantor may consolidate with or merge into or sell all or substantially all of its Property and assets to a Person other than the Company or another Guarantor (whether or not Affiliated with the Guarantor), provided that (a) if the surviving Person is not the Guarantor, the surviving Person agrees to assume such Guarantor's Guarantee and all its Obligations pursuant to the Indenture (except to the extent the following paragraph would result in the release of such Guarantee) and (b) such transaction does not (i) violate any of the covenants described below under "--Certain Covenants" or (ii) result in a Default or Event of Default being in existence or continuing immediately thereafter.

         Upon the sale or other disposition (by merger or otherwise) of a Guarantor (or all or substantially all of its Property and assets) to a Person other than the Company or another Guarantor and pursuant to a transaction that is otherwise in compliance with the Indenture (including as described in clause
(b) of the foregoing paragraph and as described below in the covenant described "--Certain Covenants--Limitation on Asset Sales"), such Guarantor (unless it otherwise remains a Subsidiary) shall be deemed released from its Guarantee and the related Obligations set forth in the Indenture; provided that any such termination shall occur only to the extent that all Obligations of such Guarantor under all of its guarantees of and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any other Subsidiary shall also terminate or be released upon such sale or other disposition. Each Guarantor that is designated as an Unrestricted Subsidiary in accordance with the Indenture shall be released from its Guarantee and the related Obligations set forth in the Indenture so long as it remains an Unrestricted Subsidiary.

         The Indenture provides that any Guarantee by a Subsidiary (including an Initial Guarantor) shall be automatically and unconditionally released and discharged, as evidenced by a supplemental indenture executed by the Company, the Guarantors, if any, and the Trustee, upon the release or discharge of the guarantee which resulted in the creation of such Subsidiary's Guarantee and all other guarantees of the Obligations of any Obligor on the Notes, except a discharge or release by, or as a result of, payment under such guarantee.

Optional Redemption

         Except as provided in the next paragraph, the Notes are not redeemable at the option of the Company prior to February 15, 2003. On or after such date, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount thereof), if redeemed during the twelve-month period beginning February 15 of the years indicated below, in each case together with interest accrued to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         Year                                                 Percentage

         2003..............................................    104.188%
         2004..............................................    102.792%
         2005..............................................    101.396%
         2006 and thereafter...............................    100.000%

         Notwithstanding the foregoing, at any time during the first 36 months after the Issue Date, the Company may, at its option, redeem up to a maximum of 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date; provided that at least 65% of the aggregate principal amount of Notes originally issued shall remain outstanding immediately after the occurrence of any such redemption; and provided, further, that each such redemption shall occur within 90 days of the closing of such Public Equity Offering.

         If fewer than all the Notes are redeemed, selection for redemption will be made by the Trustee in accordance with the principal stock exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by any other means which the Trustee determines to be fair and appropriate.

Change of Control

         Upon the occurrence of a Change of Control, each holder will have the right to require the Company to repurchase such holder's Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Special Interest, if any, to the Change of Control Payment Date (as defined below) on the terms described below.

         Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Company) will mail a notice to each holder and to the Trustee stating, among other things, (i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for in the Indenture, and that, although holders are not required to tender their Notes, all Notes that are validly tendered will be accepted for payment; (ii) the Change of Control Purchase Price and the repurchase date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Note accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) will cease to accrue interest and Special Interest, if applicable, after the Change of Control Payment Date; (iv) that any Notes (or portions thereof) not validly tendered will continue to accrue interest and Special Interest, if applicable;
(v) the procedures that holders of Notes must follow to withdraw an election to tender Notes (or portions thereof); and (vi) the instructions and any other information necessary to enable holders to tender their Notes (or portions thereof) and have such Notes (or portions thereof) purchased pursuant to the Change of Control Offer. The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that the Change of Control Offer is triggered under the circumstances described herein.

         The existence of the holders' rights to require, subject to certain conditions, the Company to repurchase Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control. The source of funds for the repurchase of Notes upon a Change of Control will be the Company's cash or cash generated from operations or other sources, including borrowings or sales of assets; however, a "Change of Control" (as defined in the Revolving Credit Agreement) constitutes an event of default thereunder that alleviates the lenders from any obligation to make loans and allows them to accelerate the Indebtedness outstanding thereunder. There can be no assurance that sufficient funds will be available at the time of any Change of Control to repay all amounts owing under such other Indebtedness or to make the required payments of the Notes. See "Risk Factors--Risk of Inability to Repurchase the Notes Upon a Change of Control." In the event that a Change of Control Offer occurs at a time when the Company does not have sufficient available funds to pay the Change of Control Purchase Price for all Notes validly tendered pursuant to such offer or at a time when the Company is prohibited from purchasing the Notes (and the Company is unable either to obtain the consent of the holders of the relevant Indebtedness or to repay such Indebtedness), an Event of Default would occur under the Indenture. In addition, one of the events that constitutes a Change of Control under the Indenture is a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company or the Company and the Subsidiaries, taken as a whole. The Indenture is governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company or its Subsidiaries were to engage in a transaction in which it or they disposed of less than all of the assets of the Company or the Company and its Subsidiaries taken as a whole, as applicable, a question or interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Company was required to make a Change of Control Offer.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization, or similar restructuring. The provisions of the Indenture may not afford holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, or similar transaction affecting the Company that may adversely affect holders because (i) such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to require the Company to make a Change of Control Offer or (ii) such transactions may include an actual shift in voting power or beneficial ownership to a Permitted Holder which is excluded under the definition of Change of Control from the amount of shares involved in determining whether or not the transaction involves a shift of the magnitude required to trigger the provisions. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition.

Certain Covenants

         Set forth below are certain covenants contained in the Indenture.

         Transactions with Affiliates. The Indenture provides that, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service with any Affiliate of the Company, other than transactions among the Company and any Subsidiaries) unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate, and (ii) (a) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $2.0 million, the transaction or series of related transactions is approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors), which approval is set forth in a Board Resolution certifying that such transaction or series of transactions complies with clause (i) above , and (b) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $10.0 million, the Company delivers an opinion as to the fairness from a financial point of view to the Company or such Subsidiary issued by an investment banking firm of nationally recognized standing or other independent appraisal firm or expert of nationally recognized standing that is qualified, in the reasonable and good faith judgment of the Board of Directors, to perform the task for which it has been engaged. The foregoing provisions shall not be applicable to (i) reasonable and customary compensation, indemnification and other benefits paid or made available to an officer, director, or employee of the Company or a Subsidiary for services rendered in such person's capacity as an officer, director, or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and provisions of directors' and officers' liability insurance) or (ii) the making of any Restricted Payment otherwise permitted by the Indenture.

         Limitation on Restricted Payments. The Company will not, and will not permit any Subsidiary to, make any Restricted Payment, unless at the time of and after giving effect to the proposed Restricted Payment, (a) no Default shall have occurred and be continuing (or would result therefrom), (b) the Company could incur at least $1.00 of additional Indebtedness under the test described in the first sentence under the caption"--Certain Covenants--Limitation on Indebtedness" and (c) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date by the Company or any Subsidiary shall not exceed the sum of (i) $15.0 million, plus (ii) 50% (or if such Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the aggregate Consolidated Net Income accrued during the period beginning on the first day of the fiscal quarter in which the Issue Date falls and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment, minus 100% of the amount of any writedowns, write-offs, and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period, plus (iii) an amount equal to the aggregate net cash proceeds received by the Company, subsequent to the Issue Date, from the issuance or sale (other than to a Subsidiary) of shares of its Capital Stock (excluding Redeemable Stock, but including Capital Stock issued upon the exercise of options, warrants, or rights to purchase Capital Stock (other than Redeemable Stock) of the Company) and the liability (expressed as a positive number) as expressed on the face of a balance sheet in accordance with GAAP in respect of any Indebtedness of the Company or any of its Subsidiaries, or the carrying value of Redeemable Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock (other than Redeemable Stock) of the Company, subsequent to the Issue Date, plus (iv) 100% of the net reduction in Restricted Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Restricted Investments previously made by the Company or any Subsidiary in such Person and in each such case which was treated as a Restricted Payment.

         The foregoing provisions will not prevent (A) the payment of any dividend on Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by the Indenture; (B) any repurchase or redemption of Capital Stock or Subordinated Indebtedness of the Company or a Subsidiary made by exchange for Capital Stock of the Company (other than Redeemable Stock), or out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of Capital Stock of the Company (other than Redeemable Stock), provided that the net cash proceeds from such sale are excluded from computations under clause
(c)(iii) above to the extent that such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness; (C) so long as no Default shall have occurred and be continuing or should occur as a consequence thereof, any repurchase or redemption of Subordinated Indebtedness of the Company or a Subsidiary solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, new Subordinated Indebtedness of the Company or a Subsidiary, so long as such Subordinated Indebtedness is permitted under the covenant described under "--Limitation on Indebtedness" and (x) is subordinated to the Notes at least to the same extent as the Subordinated
Indebtedness so exchanged, purchased, or redeemed, (y) has a stated maturity later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased, or redeemed and (z) has an Average Life at the time incurred that is greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased, or redeemed; and (D) Investments in any Joint Ventures in an aggregate amount not to exceed $25.0 million. Notwithstanding the foregoing, the amount available for Investments in Joint Ventures pursuant to clause (D) of the preceding sentence may be increased by the aggregate amount received by the Company and its Subsidiaries from a Joint Venture on or before such date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of Property made to such Joint Venture (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income). Restricted Payments permitted to be made as described in the first sentence of this paragraph will be excluded in calculating the amount of Restricted Payments thereafter, except that any such Restricted Payments permitted to be made pursuant to clause (D) will be included in calculating the amount of Restricted Payments made pursuant to such clause (D) thereafter.

         For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

         Limitation on Indebtedness. The Company will not, and will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), unless after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio for the Determination Period preceding the Transaction Date is at least 2.25 to 1.0. Notwithstanding the foregoing, the Company or any Subsidiary may incur Permitted Indebtedness which such Person is permitted thereby to incur. Any Indebtedness of a Person existing at the time at which such Person becomes a Subsidiary (whether by merger, consolidation, acquisition, or otherwise) shall be deemed to be incurred by such Subsidiary at the time at which it becomes a Subsidiary.

         Limitation on Subsidiary  Indebtedness and Preferred Stock. The Company
will  not  permit  any  Subsidiary  to,   directly  or  indirectly,   incur  any
Indebtedness or issue any Preferred Stock except:

                  (a) Indebtedness or Preferred Stock issued to and held by the Company or a Subsidiary, so long as any transfer of such Indebtedness or Preferred Stock to a Person other than the Company or a Subsidiary will be deemed to constitute an incurrence of such Indebtedness or Preferred Stock by the issuer thereof as of the date of such transfer;

                  (b) Acquired Indebtedness or Preferred Stock of a Subsidiary issued and outstanding prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock issued in connection with or in anticipation of such acquisition);

                  (c) Indebtedness or Preferred Stock outstanding on the Issue Date and listed in a schedule attached to the Indenture;

                  (d) Indebtedness permitted to be incurred by the first sentence of the covenant described in "--Limitation on Indebtedness" and Indebtedness described in clauses (b), (c), (d), (e), (f), (g), and
         (h) under the definition of "Permitted Indebtedness";

                  (e) Permitted Subsidiary Refinancing Indebtedness of such Subsidiary; and

                  (f) Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness of another Subsidiary in connection with a merger of such Subsidiaries, provided that no Subsidiary or any successor (by way of merger) thereto existing on the Issue Date shall assume or otherwise become responsible for any Indebtedness of an entity which is not a Subsidiary on the Issue Date, except to the extent that a Subsidiary would be permitted to incur such Indebtedness under this paragraph.

         Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Subsidiary, directly or indirectly, to create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind which by its terms restricts the ability of any Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock to the Company or any Subsidiary, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary, or (d) transfer any of its Property or assets to the Company or any Subsidiary except any encumbrance or restriction contained in any agreement or instrument:

                  (i)  existing on the Issue Date;

                  (ii) relating to any Property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the Property or assets so acquired and is not and are not created in anticipation of such acquisition;

                  (iii) relating to any Acquired Indebtedness of any Subsidiary at the date on which such Subsidiary was acquired by the Company or any Subsidiary (other than Indebtedness incurred in anticipation of such acquisition);

                  (iv) effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in the foregoing clauses (i) through (iii), so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements;

                  (v) constituting customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in license agreements or similar agreements that restrict the assignment of such agreement or any rights thereunder;

                  (vi)   constituting   restrictions   on  the   sale  or  other
         disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property;

                  (vii) constituting any temporary encumbrance or restriction with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, such Subsidiary; or

                  (viii) governing Senior Debt permitted to be incurred under the Indenture, provided that the terms and conditions of any such restrictions and encumbrances are not materially more restrictive than those contained in the Indenture.

         Limitation on Asset Sales. The Company will not engage in, and will not permit any Subsidiary to engage in, any Asset Sale unless (a) except in the case of an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or assets or any actual or constructive total loss or an agreed or compromised total loss, the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property; (b) at least 75% of such consideration consists of Cash Proceeds (or the assumption of Indebtedness of the Company or such Subsidiary relating to the Capital Stock or Property or asset that was the subject of such Asset Sale and the unconditional release of the Company or such Subsidiary from such Indebtedness); (c) after giving effect to such Asset Sale, the total non-cash consideration held by the Company from all such Asset Sales does not exceed $10.0 million; and (d) the Company delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses (a),
(b), and (c). The Company or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale (x) to the acquisition of one or more Replacement Assets, or (y) to repurchase or repay Senior Debt (with a permanent reduction of availability in the case of revolving credit borrowings); provided that such acquisition or such repurchase or repayment shall be made within 365 days after the consummation of the relevant Asset Sale; provided, further, that any such Net Available Proceeds that are applied to the acquisition of Replacement Assets pursuant to any binding agreement to construct any new marine vessel useful in the business of the Company or any of its Subsidiaries shall be deemed to have been applied for such purpose within such 365-day period so long as they are so applied within 18 months of the effective date of such agreement but no later than two years after the date of receipt of such Net Available Proceeds.

         Any Net Available Proceeds from any Asset Sale that are not used to so acquire Replacement Assets or to repurchase or repay Senior Debt within 365 days after consummation of the relevant Asset Sale constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall within 30 days thereafter, or at any time after receipt of Excess Proceeds but prior to there being $15.0 million of Excess Proceeds, the Company may, at its option, make a pro rata offer (an "Asset Sale Offer") to all holders of Notes and holders of Senior Debt, if and to the extent the Company is required by the instruments governing such Senior Debt to make such an offer, to purchase Notes and such Senior Debt in an aggregate amount equal to the Excess Proceeds, at a price in cash (the "Asset Sale Offer Purchase Price") equal to 100% of the outstanding principal of the Notes plus accrued interest and Special Interest, if any, to the date of purchase and, in the case of such other Senior Debt, 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

         The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that an Asset Sale Offer is required under the circumstances described herein.

         Limitation on Sale and Lease-Back Transactions. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee, or otherwise become liable with respect to any Sale and Lease-Back Transaction unless (i) the proceeds from such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such Property being transferred and (ii) the Company or such Subsidiary would have been permitted to enter into such transaction under the covenants described in "--Certain Covenants--Limitation on Indebtedness," "--Certain Covenants--Limitation on Liens," and "--Certain Covenants--Limitation on Subsidiary Indebtedness and Preferred Stock."

         Limitation on Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume, or suffer to exist any Liens of any kind other than Permitted Liens on or with respect to any Property or assets of the Company or such Subsidiary or any interest therein or any income or profits therefrom, whether owned at the Issue Date or thereafter acquired, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured for so long as such obligations are so secured.

         Limitation on Guarantees by Subsidiaries. The Company will not permit any Subsidiary to guarantee the payment of any Subordinated Indebtedness of the Company unless such Subsidiary becomes a Guarantor and such guarantee is subordinated to such Guarantor's Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes; provided that this covenant will not be applicable to any guarantee of any Guarantor that (i) existed at the time at which such Person became a Subsidiary of the Company and
(ii) was not incurred in connection with, or in contemplation of, such Person's becoming a Subsidiary of the Company.

         Unrestricted Subsidiaries. The Indenture provides that the Company may designate a subsidiary (including a newly formed or newly acquired subsidiary) of the Company or any of its Subsidiaries as an Unrestricted Subsidiary; provided that (i) immediately after giving effect to the transaction, the Company could incur $1.00 of additional Indebtedness pursuant to the first sentence of "--Certain Covenants--Limitation on Indebtedness" and (ii) such designation is at the time permitted under "--Certain Covenants--Limitation on Restricted Payments." Notwithstanding any provisions of this covenant all subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

         The Indenture further provides that the Company will not, and will not permit any of its Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Subsidiary) at the date of determination) becoming a Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary, or otherwise) unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of "--Certain Covenants--Limitation on Indebtedness" and (ii) no Default or Event of Default would occur.

         Subject to the preceding paragraphs, an Unrestricted Subsidiary may be redesignated as a Subsidiary. The designation of a subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Subsidiary in compliance with the preceding paragraphs shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee. Any Unrestricted Subsidiary shall become a Subsidiary if it incurs any Indebtedness other than Non-Recourse Indebtedness. If at any time Indebtedness of an Unrestricted Subsidiary which was Non-Recourse Indebtedness no longer so qualifies, such Indebtedness shall be deemed to have been incurred when such Non-Recourse Indebtedness becomes Indebtedness.

         Limitations on Line of Business. The Indenture provides that neither the Company nor any of its Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business.

         Reports. The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (i) transmit by mail to all holders of Notes, as their names and addresses appear in the applicable Security Register, without cost to such holders or Persons, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Company shall not be required to file any report with the Commission if the Commission does not permit such filing.

Consolidation, Merger, Conveyance, Lease, or Transfer

         The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company in which the Company is the continuing corporation), continue in a new jurisdiction or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole, to any Person, unless

                  (i) either (a) the Company shall be the continuing corporation or (b) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest (including Special Interest, if any) on all the Notes and the performance of the Company's covenants and obligations under the Indenture;

                  (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom;

                  (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transactions; and

                  (iv) immediately after giving effect to any such transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period, the Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to the test described in the first sentence under the caption "--Certain Covenants--Limitation on Indebtedness."

         The provision of clause (iv) shall not apply to any merger or consolidation into or with, or any such transfer of all or substantially all of the Property and assets of the Company and the Subsidiaries taken as a whole into, the Company.

         In connection with any consolidation, merger, continuance, transfer of assets or other transactions contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, continuance, sale, assignment, conveyance, or transfer and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent in the Indenture relating to such transactions have been complied with.

         Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, the foregoing paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as the Company in the Indenture; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Events of Default

         Each of the following is an "Event of Default" under the Indenture:

                  (a) default in the payment of interest on, or Special Interest, if any, with respect to, any Note issued pursuant to the Indenture when the same becomes due and payable, and the continuance of such default for a period of 30 days;

                  (b) default in the payment of the principal of (or premium, if any, on) any Note issued pursuant to the Indenture at its Maturity, whether upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any such Note as required;

                  (c) the Company fails to comply with any of its covenants or agreements contained in "--Change of Control," "--Certain
         Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Asset Sales," "--Certain Covenants--Limitation on Indebtedness," "--Certain Covenants--Limitation on Subsidiary Indebtedness and Preferred Stock," "--Certain Covenants--Limitation on Sale and Lease-Back Transactions" or "--Consolidation, Merger, Conveyance, Lease or Transfer";

                  (d) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty addressed in clause (a), (b) or (c) above) and continuance of such Default or breach for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount at Stated Maturity of the outstanding Notes;

                  (e) Indebtedness of the Company or any Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10.0 million;

                  (f) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5.0 million which is not discharged, waived, appealed, stayed, bonded, or satisfied for a period of 60 consecutive days;

                  (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or any Significant Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

                  (h) (i) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or
         (ii) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary; or
         (iii) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

                  (i) any Guarantee shall for any reason cease to be, or be asserted by the Company or any Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Guarantee in accordance with the Indenture).

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) above) occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of the Notes, may declare the principal amount at Stated Maturity, premium, if any, and any accrued and unpaid interest on all such Notes then outstanding to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by holders of such Notes), and upon any such declaration all amounts payable in respect of the Notes will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) above occurs, the principal amount at Stated
Maturity, premium, if any, and any accrued and unpaid interest (including Special Interest, if any) on the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of such Notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on the Notes has been obtained by the Trustee as provided in the Indenture. Under certain circumstances, the holders of a majority in principal amount at Stated Maturity of the outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences.

         The holders of a majority in aggregate principal amount at Stated Maturity of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all such Notes waive any existing Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Special Interest, if any) on, premium, if any on or the principal of, such Notes. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order, or direction of any of the holders, unless such holders have offered to such Trustee reasonable security or indemnity. Subject to the provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount at Stated Maturity of the Notes at the time outstanding have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee.

         The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within five Business Days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Amendment, Supplement and Waiver

         The Company, the Guarantors, and the Trustee may, at any time and from time to time, without notice to or consent of any holder, enter into one or more indentures supplemental to the Indenture (a) to evidence the succession of another Person to the Company and the Guarantors and the assumption by such successor of the covenants and Obligations of the Company under the Indenture and contained in the Notes and of the Guarantors contained in the Indenture and the Guarantees, (b) to add to the covenants of the Company, for the benefit of the holders, or to surrender any right or power conferred upon the Company or the Guarantors by the Indenture, (c) to add any additional Events of Default,
(d)  to  provide  for  uncertificated  Notes  in  addition  to  or in  place  of certificated Notes, (e) to evidence and provide for the acceptance of appointment under the Indenture by the successor Trustee, (f) to secure the Notes and/or the Guarantees, (g) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions will not adversely affect the interests of the holders in any material respect, (h) to add or release any Guarantor pursuant to the terms of the Indenture, or (i) to comply with the requirements of the Commission to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         With the consent of the holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided that no such supplemental indenture will, without the consent of the holder of each outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (b) reduce the percentage in principal amount at Stated Maturity of the outstanding Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture, or certain Defaults thereunder, (c) modify the Obligations of the Company to make offers to purchase Notes upon a Change of Control or from the proceeds of Asset Sales, (d) subordinate in right of payment, or otherwise subordinate, the Notes or the Guarantees to any other Indebtedness, (e) amend, supplement, or otherwise modify the provisions of the Indenture relating to Guarantees, or (f) modify any of the provisions of this paragraph (except to increase any percentage set forth herein).

         The holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Notes may on behalf of the holders of all the Notes waive any past Default or Event of Default under the Indenture and its consequences, except a Default or Event of Default (a) in the payment of the principal of (or premium, if any) or interest (including Special Interest, if any) on any Note or (b) in respect of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby.

Satisfaction and Discharge of the Indenture; Defeasance

         The Company may terminate its obligations and the obligations of the Guarantors under the Notes, the Indenture, and the Guarantees when (i) either
(A) all outstanding Notes have been delivered to the Trustee for cancellation or
(B) all such Notes not therefore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (premium, if any, on) and interest (including Special Interest, if any) to the date of deposit or Maturity or date of redemption; (ii) the Company has paid or caused to be paid all sums then due and payable by the Company under the Indenture; and (iii) the Company has delivered an Officers' Certificate and an opinion of counsel relating to compliance with the conditions set forth in the Indenture.

         The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the Notes and the Indenture and Guarantees shall cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer, substitution and exchange of Notes, (ii) the Company's right of optional redemption, (iii) rights of holders to receive payments of principal of, premium, if any, and interest on the Notes (but not the Change of Control Purchase Price or the Asset Sale Offer Purchase Price) and any rights of the holders with respect to such amounts, (iv) the rights, obligations and immunities of the Trustee under the Indenture, and (v) certain other specified provisions in the Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants that are described in the Indenture, after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the holders, at any time prior to the Stated Maturity of the Notes, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one Business Day before the due date of payment in respect of such Notes, money in an amount, or
(C) a
combination thereof sufficient to pay and discharge the principal of, premium, if any, on, and interest (including Special Interest, if any) on, such Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of such Notes. Such defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including, among other things, delivery by the Company to the Trustee of an opinion of outside counsel acceptable to the Trustee to the effect that (i) such deposit, defeasance, and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the holders; and (ii) the Company's deposit will not result in the trust or such Trustee being subject to regulation under the Investment Company Act of 1940.

Additional Information

         Anyone who receives this Prospectus may obtain a copy of the Indenture or the Registration Rights Agreement without charge by writing to the Company at 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.

Book-Entry, Delivery; Form and Transfer

         The Notes sold to QIBs initially were in the form of one or more registered global notes without interest coupons (collectively, the "U.S. Global Notes"). Upon issuance, the U.S. Global Notes were deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Direct and Indirect Participants (as defined below). The Notes sold in offshore transactions in reliance on Regulation S initially were in the form of one or more registered, global book-entry notes without interest coupons (the "Reg S Global Notes"). The Reg S Global Notes were deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of a nominee of DTC (a "Nominee") for credit to the accounts of Indirect Participants at Euroclear and CEDEL. During the 40-day period commencing on the day after the later of the Offering Date and the original Issue Date (as defined) of the Notes (the "40-Day Restricted Period"), beneficial interests in the Reg S Global Note may be held only through Euroclear or CEDEL, and, pursuant to DTC's procedures, Indirect Participants that hold a beneficial interest in the Reg S Global Note will not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the U.S. Global Notes. After the 40-Day Restricted Period, (i) beneficial interests in the Reg S Global Notes may be transferred to a person that takes delivery in the form of an interest in the U.S. Global Notes and (ii) beneficial interests in the U.S. Global Notes may be transferred to a person that takes delivery in the form of an interest in the Reg S Global Notes, provided, in each case, that the certification requirements described below are complied with. See "--Transfers of Interests in One Global Note for Interests in Another Global Note." All registered global notes are referred to herein collectively "Global Notes."

         Beneficial interests in all Global Notes and all Certificated Notes (as defined below) will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

         The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See "--Transfer of Interests in Global Notes for Certificated Notes."

         Initially, the Trustee is acting as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  Depositary Procedures

         DTC has advised Hvide that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and CEDEL. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

         DTC has advised Hvide that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC credited the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes allocated by the Initial Purchasers to such Direct Participants, and (ii) DTC maintains records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC does not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

         Investors in the U.S. Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. Investors in the Reg S Global Notes may hold their interests therein directly through Euroclear or CEDEL or indirectly through organizations that are participants in Euroclear or CEDEL. After the expiration of the 40-Day Restricted Period (but not earlier), investors may hold interests in the Reg S Global Notes through organizations other than Euroclear and CEDEL that are Direct Participants in DTC system. Morgan Guaranty Trust Company of New York, Brussels office, is the operator and depository of Euroclear and Citibank, N.A. is the operator and depository of CEDEL (each a "Nominee" of Euroclear and CEDEL, respectively). Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and CEDEL, respectively. Euroclear and CEDEL will maintain on their records the ownership interests, and transfer of ownership interests by and between, their own customer's securities accounts. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, customers of Euroclear or CEDEL. All
ownership  interests  in  any  Global  Notes,   including  those  of  customers'
securities accounts held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC.

         The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This limits or curtails the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes see "--Transfers of Interests in Global Notes for Certificated Notes."

         Except as described in "--Transfer of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes did not have Notes registered in their names, did not receive physical delivery of Notes in certificated form and are not considered the registered owners or holders thereof under the Indenture for any purpose.

         Under the terms of the Indenture, Hvide, the Guarantors, and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Special Interest, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither Hvide, the Trustee, nor any agent of Hvide, or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising, or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

         DTC has advised Hvide that its current payment practice (for payments of principal, interest, and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, Hvide, or the Guarantors. Neither Hvide, the Guarantors, nor the
Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes and Hvide and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

         The Global Notes trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or CEDEL) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the Notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear or CEDEL's respective nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL and within their established deadlines (Brussels time for

Euroclear and UK time for CEDEL). Indirect Participants who hold interest in the Notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's Nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

         Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the Notes through Euroclear or CEDEL purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or CEDEL during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Reg S Global Note to a DTC Participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.

         DTC advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose accounts interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "--Transfers of Interests in Global Notes for Certificated Notes."

         Although DTC, Euroclear, and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Reg S Global Notes and in the U.S. Global Notes among Direct Participants, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Hvide, the Guarantors, the Initial Purchasers or the Trustee will have any responsibility for the performance by DTC, Euroclear and CEDEL or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

         The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Transfers of Interests in One Global Note for Interests in Another Global Note

         Prior to the expiration of the 40-Day Restricted Period, an Indirect Participant who holds an interest in the Reg S Global Note through Euroclear and CEDEL will not be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Notes. After the expiration of the 40-Day Restricted Period, an Indirect Participant who holds an interest in Reg S Global Notes will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the restrictions on transfer set forth under "Notice to Investors" and set forth in the legend printed on the Reg S Global Notes.

         Prior to the expiration of the 40-Day Restricted Period, Direct and Indirect Participants who hold an interest in a U.S. Global Note will not be permitted to transfer their interests to any person that takes delivery thereof in the form of an interest in the Reg S Global Notes. After the expiration of the 40-Day Restricted Period, a Direct or Indirect Participant who holds an interest in U.S. Global Notes may transfer its interests to a person who takes delivery in the form of an interest in Reg S Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S.

         Transfers involving an exchange of a beneficial interest in Reg S Global Notes for a beneficial interest in U.S. Global Notes or vice versa will be effected by DTC by means of an instruction originated by the Trustee through DTC/Deposit Withdraw at Custodian (DWAC) system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the one Global Note and a corresponding increase in the principal amount of the other Global Note, as applicable. Any beneficial interest in the one Global Note that is transferred to a person who takes delivery in the form of the other Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

  Transfers of Interests in Global Notes for Certificated Notes

         An entire Global Note may be exchanged for definitive Notes in registered, certificated form without interest coupons ("Certificated Notes") if
(i) DTC (x) notifies Hvide that it is unwilling or unable to continue as depositary for the Global Notes and Hvide thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) Hvide, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, Hvide will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related Notes.

         Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct and Indirect Participants (in accordance with DTC's customary procedures).

         In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in "Notice to Investors," unless the Company determines otherwise in compliance with applicable law.

         Neither Hvide, the Guarantors, nor the Trustee will be liable for any delay by the holder of the Global Notes or DTC in identifying the beneficial owners of Notes, and Hvide, the Guarantors and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

  Transfers of Certificated Notes for Interests in Global Notes

         A Certificated Note may only be transferred if the transferor first delivers to the Trustee a written certificate (and in certain circumstances, an opinion of counsel) confirming that, in connection with such transfers, it has complied with all restrictions on transfer applicable to such Certificated Note.

  Same Day Settlement and Payment

         The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, Hvide will make all payments of principal, premium, if any, interest and Special Interest, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Hvide expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

Exchange Offer; Registration Rights

         In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 120 days of the date of the Registration Rights Agreement, or if the Initial Purchasers so request with respect to Old Notes not eligible to be exchanged for New Notes in the Exchange Offer, or if any holder of Old Notes is not eligible to participate in the Exchange Offer or does not receive freely tradable New Notes in the Exchange Offer, the Company will, at its cost, (a) as promptly as practicable, file a Shelf Registration Statement covering resales of the Old Notes or the New Notes, as the case may be, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective until the earlier of (i) the time when the Old Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (ii) two years from the date the Old Notes were issued. The Company will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or the New Notes, as the case may be. A holder selling such Old Notes or New Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of

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



the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

Certain Definitions

         Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

         "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired, or repaid in connection with such other Person merging with or into or becoming a subsidiary of such specified Person.

         "Adjusted Net Assets" of a Guarantor at any date shall mean the amount by which the fair value of the Property and other assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor.

         "Affiliate" of any specified Person means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

         "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease, or other disposition (including, without limitation, by way of merger or consolidation or by means of a Sale and Lease-Back Transaction) by the Company or any Subsidiary to any Person other than the Company or a Subsidiary, in one transaction, or a series of related transactions, of (i) any Capital Stock of any Subsidiary (except for directors' qualifying shares or certain minority interests sold to other Persons solely due to local law requirements that there be more than one stockholder, but which are not in excess of what is required for such purpose), or (ii) any other Property or assets of the Company or any Subsidiary, other than (A) sales of obsolete or worn out equipment in the ordinary course of business or other assets that, in the Company's reasonable judgment, are no longer used or useful in the conduct of the business of the Company and its Subsidiaries), (B) any charter (bareboat or otherwise) or other lease of Property or other assets entered into by the Company or any Subsidiary in the ordinary course of business, other than any Bargain Purchase Contract,
(C) a Restricted Payment or Restricted Investment permitted under "--Certain Covenants--Limitation on Restricted Payments," (D) a Change of Control, and (E) a consolidation, merger, continuance, or the disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole in compliance with the provision of the Indenture described in "--Consolidation, Merger, Conveyance, Lease, or Transfer." An Asset Sale shall include the requisition

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



of title to, seizure of, or forfeiture of any Property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any Property or assets.

         "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, at any date of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease (or to the first date on which the lessee is permitted to terminate such lease without the payment of a penalty) included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bargain Purchase Contract" means a charter or lease that provides for acquisition of the Property subject thereto by the other party to such agreement during or at the end of the term thereof for less than the Fair Market Value thereof at the time such right to acquire such Property is granted.

         "Board of Directors" of any Person means the Board of Directors of such Person, or any authorized committee of such Board of Directors.

         "Board Resolution" means a duly authorized resolution of the Board of Directors in full force and effect of the terms of determination and certified as such.

         "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP.

         "Capital Stock" in any Person means any and all shares, interests, partnership interests, participations, or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire any equity interest in such Person.

         "Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate consideration received for such Asset Sale by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition thereof or marketable securities that are converted into cash or cash equivalents within 30 days of an Asset Sale), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof).

         "Change of Control" means (i) a determination by the Company that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the voting power of the

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



outstanding Voting Stock of the Company other than Permitted Holders; (ii) the Company is merged with or into or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such a record date; (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers, or leases, or the Subsidiaries sell, convey, transfer, or lease, all or substantially all of the assets of the Company or the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary); (iv) the liquidation or dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the Board of Directors of the Company are not Continuing Directors.

         "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (a) the aggregate amount of EBITDA of the Company and its consolidated Subsidiaries for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the applicable Transaction Date (the "Determination Period") to (b) the aggregate Consolidated Interest Expense of the Company and its consolidated Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its consolidated Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided that if the Company or any of its consolidated Subsidiaries is a party to any Interest Swap Obligation that would have the effect of changing the interest rate on any Indebtedness of the Company or any of its consolidated Subsidiaries for such four-quarter period (or a portion thereof), the resulting rate shall be used for such four-quarter period or portion thereof; provided, further, that any Consolidated Interest Expense of the Company with respect to Indebtedness incurred or retired by the Company or any of its Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; and provided, further, that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is attributable to such transaction, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the Determination Period, and if, during the Determination Period (x) the Company or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) after the Issue Date, the Company or any of its consolidated Subsidiaries shall have acquired any material assets other than in the ordinary course of business, EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis as if such acquisition had occurred on the first day of such period.

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



         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation,
(v) any amortization of debt discount, (w) net costs associated with Interest Swap Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method, (y) all accrued interest, and (z) all commissions, discounts, and other fees and charges owed with respect to letters of credit, bankers acceptances, or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends on Preferred Stock or Redeemable Stock of such Person (and Preferred Stock or Redeemable Stock of its subsidiaries if paid to a Person other than such Person or its subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its subsidiaries in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any debt of any other Person is guaranteed by such Person or any of its subsidiaries, the aggregate amount of interest paid, accrued, or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its subsidiaries during such period and any charge related or any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP. For purposes of clause (ii) above, dividend requirements attributable to any Preferred Stock or Redeemable Stock shall be deemed to be an amount equal to the amount of dividend requirements on such Preferred Stock or Redeemable Stock times a fraction, the numerator of which is one, and the denominator of which is one minus the applicable combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication,
(i) any net income of any Unrestricted Subsidiary, except that the Company's or any Subsidiary's interest in the net income of such Unrestricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Unrestricted Subsidiary during such period to the Company or a Subsidiary as a dividend or other distribution, (ii) gains and losses, net of taxes, from Asset Sales or reserves relating thereto, (iii) the net income of any Person that is not a subsidiary or that is accounted for by the equity method of accounting which shall be included only to the extent of the amount of dividends or distributions paid to such Person or its subsidiaries, (iv) items (but not loss items) classified as extraordinary, unusual, or nonrecurring (other than the tax benefit, if any, of the utilization of net operating loss carryforwards or alternative minimum tax credits), (v) the net income (but not net loss) of any Person acquired by such specified Person or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (vii) the net income (but not net loss) of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or

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



loan, or otherwise), or by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule, or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid by such subsidiary to such Person, and (viii) with regard to a non-Wholly Owned Subsidiary, any aggregate net income (or loss) in excess of such Person's or such subsidiary's pro rata share of such non-Wholly Owned Subsidiary's net income (or loss).

         "Consolidated Net Worth" of any Person means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its subsidiaries on a consolidated basis at such date, each item determined in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person or any of its subsidiaries.

         "Continuing Director" means an individual who (i) is a member of the Board of Directors of the Company and (ii) either (A) was a member of the Board of Directors of the Company on the Issue Date or (B) whose nomination for election or election to the Board of Directors of the Company was approved by vote of at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

         "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

         "Debenture Indenture" means that certain Indenture dated as of June 27, 1997, between the Company and the trustee named therein relating to $118.5 million aggregate principal amount of Debentures, as such may be amended, supplemented or modified from time to time.

         "Debentures" means the 6 1/2% Convertible Subordinated Debentures due June 15, 2012 issued pursuant to the Debenture Indenture.

         "Default" means any event, act, or condition the occurrence of which is, or after notice or the passage time or both would be, an Event of Default.

         "Determination Period" has the meaning specified in clause (a) of the definition of "Consolidated Interest Coverage Ratio."

         "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity, and (vi) any other non-cash charges minus, to the extent reflected in such income statement, any noncash credits that had the effect of increasing Consolidated Net Income of such Person for such period.


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



         "Fair Market Value" means, with respect to consideration received or to be received pursuant to any transaction by any Person, the fair market value of such consideration as determined in good faith by the Board of Directors of the Company.

         "Fair Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

         "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth in the Indenture shall utilize GAAP in effect at the Issue Date.

         "Guarantee" means any guarantee of the Notes by any Guarantor in accordance with the provisions described under "--Guarantees of Notes."

         "Guarantor" means the Initial Guarantors and each other future Subsidiary of the Company that is required to guarantee the Company's Obligations under the Notes and the Indenture as described in "--Guarantees of Notes" and any other Subsidiary of the Company that executes a supplemental indenture in which such Subsidiary agrees to guarantee the Company's Obligations under the Notes and the Indenture.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, suffer to exist, incur (by conversion, exchange or otherwise), assume, guarantee, or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary shall be deemed to have been incurred at the time at which it becomes a Subsidiary. A guarantee otherwise permitted by the Indenture to be incurred by the Company or a Subsidiary of the Company of Indebtedness incurred in compliance with the terms of the Indenture by the Company or a Subsidiary of the Company, as applicable, shall not constitute a separate incurrence of Indebtedness.

         "Indebtedness" as applied to any Person means, at any time, without duplication, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of Property, assets or businesses, excluding accounts payable made in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iii) any obligation of such Person for all or any part of the purchase price of Property or assets or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than

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accounts payable  incurred in respect of Property and services  purchased in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property; (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property or assets (other than accounts payable incurred in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings); (vii) any Capital Lease Obligation or Attributable Indebtedness pursuant to any Sale and Lease-Back Transaction of such Person;
(viii) any obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person;
(x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a subsidiary, any Preferred Stock of such Person); (xi) the notional amount of any Interest Swap Obligation or Currency Hedge Obligation of such Person at the time of determination; and (xii) any obligation which is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business), with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary Preferred Stock as if such Redeemable Stock or subsidiary Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided that if such Redeemable Stock or subsidiary Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date;
provided,   further,  that  for  purposes  of  calculating  the  amount  of  any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

     "Initial Guarantors" means all of the Company's subsidiaries except Seabulk Offshore Chartering, Inc., Hvide Capital Trust, Hvide Aker Holdings, L.L.C., Hvide Aker CAHT 1, L.L.C. and Hvide Aker Chartering 1, L.L.C.

         "Interest Swap Obligation" means, with respect to any Person, the obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

         "Investment" means, with respect to any Person, any direct, indirect, or contingent investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business), or similar credit extension constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; provided that the term "Investment" shall not include any transaction involving the purchase or other acquisition (including by way of merger) of

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Property or assets (including Capital Stock) by the Company or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of the Company. The amount of any Person's Investment shall be the original cost of such Investment to such Person, plus the cost of all additions thereto paid by such Person, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, writedowns, or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property or assets other than cash, such Property or assets shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the Person making such transfer. The Company shall be deemed to make an "Investment" in the amount of the Fair Value of the Property and assets of a Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary.

         "Issue Date" means the date on which the Notes are first authenticated and delivered under the Indenture.

         "Joint Venture" means any Person (other than a Subsidiary) designated as such by a resolution of the Board of Directors of the Company and as to which
(i) the Company, any Subsidiary, or any Joint Venture owns less than 50% of the Capital Stock of such Person; (ii) no more than ten unaffiliated Persons own of record any Capital Stock of such Person; (iii) at all times, each such Person owns the same proportion of each class of Capital Stock of such Person outstanding at such time; (iv) no Indebtedness of such Person is or becomes outstanding other than Non-Recourse Indebtedness; (v) there exist no consensual encumbrances or restrictions on the ability of such Person to (x) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock to the holders of its Capital Stock or (y) pay any Indebtedness or other obligation owed to the holders of its Capital Stock or (z) make any Investment in the holders of its Capital Stock, in each case other than the types of consensual encumbrances or restrictions that would be permitted by the "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries" covenant if such Person were a Subsidiary; and (vi) the business engaged in by such Person is a Related Business.

         "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity" means the date on which the principal of a Note becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or the Change of Control Payment Date or purchase date established pursuant to the terms of the Indenture for an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

         "Net Available Proceeds" means, as to any Asset Sale, the Cash Proceeds therefrom, net of all legal and title expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign, recording and local taxes payable, as a consequence of such Asset Sale, net of all payments made to any Person other than the Company or a Subsidiary on any Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and, as for any Asset Sale by a Subsidiary, net of the equity

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interest in such Cash Proceeds of any holder of Capital Stock of such Subsidiary
(other than the Company, any other Subsidiary or any Affiliate of the Company or any such other Subsidiary).

         "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of an Unrestricted Subsidiary as to which (a) neither the Company nor any other Subsidiary (other than an Unrestricted Subsidiary) (i) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its other Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Obligations" means, with respect to any Indebtedness, any obligation thereunder, including, without limitation, principal, premium, and interest (including post petition interest thereon), penalties, fees, costs, expenses, indemnifications, reimbursements, damages, and other liabilities.

         "Obligors" means the Company and the Guarantors, collectively; "Obligor" means the Company or any Guarantor.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or a Subsidiary and delivered to the Trustee, which shall comply with the Indenture.

         "Permitted Holders" means J. Erik Hvide and any person related to him by kinship or marriage, trusts or similar arrangements established solely on the behalf of one or more of them, and partnerships and other entities that are controlled by them.

         "Permitted Indebtedness" means (a) Indebtedness of the Company under the Notes; (b) Indebtedness (and any guarantee thereof) under one or more credit or revolving credit facilities with a bank or syndicate of banks or financial institutions, including the Credit Facility, as such may be amended, modified, revised, extended, replaced, or refunded from time to time, in an aggregate principal amount at any one time outstanding not to exceed $175.0 million, less any amounts derived from Asset Sales and applied to the required permanent reduction of Senior Debt (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving credit facility) under such credit facilities as contemplated by the "Limitation on Asset Sales" covenant; (c) Indebtedness of the Company or any Subsidiary under Interest Swap Obligations, provided that (i) such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in "--Certain Covenants--Limitation on Indebtedness" and
(ii) the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate; (d) Indebtedness of the Company or any Subsidiary under Currency Hedge Obligations, provided that (i) such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in "--Certain Covenants--Limitation on Indebtedness" or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries and (ii) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate; (e) Indebtedness of the Company or any Subsidiary outstanding on the Issue Date including Indebtedness under the Debentures, the Debenture Indenture and the Trust Preferred Securities Guarantee; (f) the

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Guarantees  of the  Notes  (and any  assumption  of the  Obligations  guaranteed thereby); (g) Indebtedness of the Company or any Subsidiary in respect of bid performance bonds, surety bonds, appeal bonds and letters of credit or similar arrangements issued for the account of the Company or any Subsidiary, in each case in the ordinary course of business and other than for an obligation for money borrowed; (h) Indebtedness of the Company to a Subsidiary and Indebtedness of a Subsidiary to the Company or another Subsidiary; provided that upon any subsequent event which results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of the "Limitation on Indebtedness" covenants at the time the Subsidiary in question ceased to be a Subsidiary or on which such subsequent transfer occurred; (i) Indebtedness of the Company in connection with a purchase of the Notes pursuant to a Change of Control Offer, provided that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount at Stated Maturity of the Notes purchased pursuant to such Change of Control Offer; provided, further, that such Indebtedness (A) has an Average Life equal to or greater than the remaining Average Life of the Notes and (B) does not mature prior to one year
following  the  Stated  Maturity  of  the  Notes;   (j)  Permitted   Refinancing
Indebtedness; and (k) Permitted Subsidiary Refinancing Indebtedness. So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees permitted to be incurred pursuant to the Indenture of, or obligations permitted to be incurred pursuant to the Indenture in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

         "Permitted Investments" means (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits, and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks organized in the United States, or foreign branches thereof, having capital and surplus in excess of $500.0 million or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500.0 million; (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" or its equivalent by S&P or at least "P-1" or its equivalent by Moody's; (c) U.S. Government Obligations with a maturity of four years or less; (d) repurchase obligations for instruments of the type described in clause (c) with any bank meeting the qualifications specified in clause (a) above; (e) shares of money market mutual or similar funds having assets in excess of $100.0 million; (f) payroll advances in the ordinary course of business and other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $500,000 at any one time outstanding; (h) Investments represented by that portion of the proceeds from Asset Sales that is not required to be Cash Proceeds by the covenant described in "--Certain Covenants--Limitation on Asset Sales"; (i) Investments made by the Company in Subsidiaries (or any Person that will be a Subsidiary as a result of such Investment) or by a Subsidiary in the Company or in one or more Subsidiaries (or any Person that will be a Subsidiary as a result of such Investment); (j) Investments in stock, obligations, or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary; (k) foreign bank deposits and cash equivalents in jurisdictions where the Company or its Subsidiaries are then actively conducting business provided that (i) all such deposits are required to be made in the ordinary course of business, (ii) such deposits do not exceed $15.0 million in the aggregate, and (iii) the funds so deposited do not remain in such bank for more than 30 days; (l) Interest Swap Obligations with respect to any

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



floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; (m) Currency Hedge Obligations, provided that such Currency Hedge Obligations constitute Permitted Indebtedness permitted by clause (d) of the definition thereof; (n) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation and performance and other similar deposits in the ordinary course of business; and (o) Investments pursuant to any agreement or obligation of the Company or any Subsidiary in effect on the Issue Date and listed on a schedule attached to the Indenture.

         "Permitted Liens" means (a) Liens in existence on the Issue Date; (b) Liens created for the benefit of the Notes and/or the Guarantees; (c) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), provided that any such Lien relates solely to such Property; (d) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of such transaction), provided that any such Lien relates solely to such Property; (e) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereof; (g) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Subsidiary to conduct its business presently conducted; (h) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith and by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made; (i) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property or assets acquired or constructed after the Issue Date, provided that (1) the principal amount of Indebtedness secured by such Liens shall not exceed 100% of the lesser of cost or Fair Market Value of the Property or assets so acquired or constructed plus transaction costs related thereto, (2) such Liens shall not encumber any other assets or Property of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and (3) such Liens shall attach to such Property or assets within 120 days of the date of the completion of the construction or acquisition of such Property or assets; (j) Liens securing Capital Lease Obligations, provided that such Liens secure Capital Lease Obligations which, when combined with (1) the outstanding secured Indebtedness of the Company and its Subsidiaries (other than Indebtedness secured by Liens described under clauses
(b) and (i) hereof) and (2) the aggregate principal amount of all other Capital Lease Obligations of the Company and Subsidiaries, does not exceed $5.0 million at any one time outstanding; (k) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (c) and (d), provided, that such Lien does not extend to any other Property or assets of the Company or any Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased; (l) any charter or maritime lease; (m) leases or subleases of real property to other Persons; (n) judgment liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been

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initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (o) rights of off-set of banks and other Persons; (p) liens in favor of the Company; and (q) Liens securing Indebtedness described under clause (b) of the definition of Permitted Indebtedness and the Term Loan.

         "Permitted Refinancing Indebtedness" means Indebtedness of the Company, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of the Company which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (a) and (e) of the definition of "Permitted Indebtedness", provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Notes, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses, and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

         "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of such Subsidiary which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (e) and (f) of the definition of Permitted Indebtedness, provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Guarantee of such Subsidiary, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Guarantee of such Subsidiary at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded, or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded, or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses, and premium, if any, incurred by the Company or such Subsidiary in connection therewith.


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         "Person" means any individual, corporation, partnership, joint venture,
incorporated  or  unincorporated   association,   joint  stock  company,  trust,
unincorporated   organization   or  government  or  other  agency  or  political
subdivision thereof or other entity of any kind.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of at least one other class of such Person.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

         "Public Equity Offering" means an offering of Capital Stock (other than Redeemable Stock) of the Company for cash pursuant to an effective registration statement (other than on a Form S-4 or a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) under the Securities Act resulting in aggregate gross proceeds to the Company of at least $25.0 million.

         "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Notes or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

         "Related Business" means the offshore energy services and marine transportation services business and activities incidental thereto and any business related or ancillary thereto.

         "Replacement Asset" means a Property or asset that, as determined by the Board of Directors of the Company as evidenced by a Board Resolution, is used or is useful in a Related Business.

         "Restricted Investment" means any Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment.

         "Restricted Payment" means to (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire, or otherwise acquire for value, any Capital Stock of the Company or any Affiliate of the Company, or warrants, rights, or options to acquire such Capital Stock, other than (x) dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company or such Affiliate, as the case may be, or in warrants, rights, or options to acquire such Capital Stock and (y) dividends or distributions by a Subsidiary to the Company or to a Wholly Owned Subsidiary;
(ii) make any principal payment on, or redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Company or any Subsidiary which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Notes or the Guarantees, as applicable; or (iii) make any Restricted Investment in any Person.


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         "Sale and Lease-Back  Transaction"  means,  with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

         "Senior Debt" means any Indebtedness incurred by the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes, provided that Senior Debt will not include (a) any liability for federal, state, local, or other taxes owed or owing, (b) any Indebtedness owing to any Subsidiaries of the Company,
(c) any trade payables, (d) the Debentures, the Debenture Indenture, or the Trust Preferred Securities Guarantee, or (e) any Indebtedness that is incurred in violation of the Indenture.

         "Significant Subsidiary" means any Guarantor or any other Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Stated Maturity" when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

         "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or the Guarantees, as the case may be, and does not mature prior to one year following the Stated Maturity of the Notes.

         "subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interest of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and (iii) any limited partnership of which such Person or any subsidiary of such Person is a general partner.

         "Subsidiary"   means  a  subsidiary   of  the  Company  other  than  an
Unrestricted Subsidiary or Hvide Capital Trust.

         "Transaction Date" has the meaning specified within the definition of Consolidated Interest Coverage Ratio.

         "Trust Preferred Securities" means the 6 1/2% Trust Convertible Preferred Securities of Hvide Capital Trust.

         "Trust Preferred Securities Guarantee" means that certain Guarantee dated as of June 27, 1997 executed and delivered by the Company to the guarantee trustee named therein for the benefit of the holders of the Trust Preferred Securities whereby the Company guarantees on a subordinated basis certain payments by Hvide Capital Trust to the extent that Hvide Capital Trust has funds on hand available therefor.


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         "U.S.  Government  Obligations"  means  securities  that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a Depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such Depository receipt.

         "Unrestricted Subsidiary" means any subsidiary of the Company that the Company has classified as an Unrestricted Subsidiary, and that has not been reclassified as a Subsidiary, pursuant to the terms of the Indenture.

         "Voting Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holder thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

         "Wholly Owned Subsidiary" means any Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of New Notes received in exchange for the Old Notes if such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, beginning on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.


         The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from

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time to time in one or more  transactions  in the  over-the-counter  market,  in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any account pursuant to the Exchange Offer and any broker or dealer that
participates   in  a  distribution  of  such  Notes  may  be  deemed  to  be  an
"underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                LEGAL MATTERS

         The validity of the Notes offered hereby and certain legal matters relating thereto will be passed upon on behalf of Hvide by Dyer Ellis & Joseph PC, Washington, D.C.

                                  EXPERTS

         The consolidated financial statements of Hvide Marine Incorporated and subsidiaries appearing in Hvide marine Incorporated's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The combined statements of assets to be sold of Care Offshore, Inc. as of December 31, 1995 and 1996 and the related combined statements of vessel operations for the years then ended appearing in Hvide Marine Incorporated's Registration Statement (Form S-3 No. 333-42039), filed with the Securities and Exchange Commission, have been audited by ATAG Ernst & Young SA, independent auditors, as set forth in their report thereon and included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Bay Transportation Corporation as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996 incorporated in this Prospectus by reference to the Registration Statement on Form S-3, Registration No. 333-42039 of Hvide Marine Incorporated have been so incorporated in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

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         The  statements of net assets to be acquired of the Marine  Division of
Gulf Marine Maintenance and Offshore Service Company L.L.C., Dubai as at December 31, 1996 and 1995 and related statements of revenues, direct expenses and departmental overheads before corporate expenses and interest for the years then ended, incorporated by reference in this Prospectus and the Exchange Offer Registration Statement of which this Prospectus forms a part, have been audited by Deloitte Touch, independent auditor, as stated in their report with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.



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